UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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RAYMOND JAMES FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RAYMOND JAMES FINANCIAL, INC.
880 Carillon Parkway
St. Petersburg, Florida 33716
(727) 567-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 23, 2012

To the Shareholders of Raymond James Financial, Inc.:

The annual meeting of shareholders of Raymond James Financial, Inc. will be held at the Raymond James Financial Center, 880 Carillon Parkway, St. Petersburg, Florida, on Thursday, February 23, 2012 at 4:30 p.m. for the following purposes:

1.	To elect ten nominees to our Board of Directors.
2.	To ratify the appointment by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm.
3.	To approve the 2012 Stock Incentive Plan.
4.	To approve an advisory (non-binding) resolution on the Company’s executive compensation.

Shareholders of record as of the close of business on December 16, 2011 will be entitled to vote at this meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

By order of the Board of Directors,
/s/ PAUL L. MATECKI
Paul L. Matecki, Secretary

January 23, 2012

YOUR VOTE IS IMPORTANT TO US, since brokers can no longer vote on your behalf for the election of directors or on executive compensation matters without your instructions. If you do not expect to attend the meeting in person, please vote on the matters to be considered at the meeting by completing the enclosed proxy and mailing it promptly in the enclosed envelope, or by telephone or internet vote.

Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to be held on February 23, 2012

The proxy statement, proxy card and 2011 annual report to shareholders are available at
www.RaymondJames.com under “Our Company — Investor Relations — Shareholders’ Meeting”

The annual meeting of shareholders of Raymond James Financial, Inc. will be held on February 23, 2012 at 4:30 p.m. at our offices at 880 Carillon Parkway, St. Petersburg, Florida.

The matters intended to be acted upon are:

1.	To elect ten nominees to our Board of Directors.
2.	To ratify the appointment by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm.
3.	To approve the 2012 Stock Incentive Plan.
4.	To approve an advisory (non-binding) resolution on the Company’s executive compensation.

The Board of Directors recommends voting in favor of the nominees listed in the proxy statement, for ratification of the appointment of KPMG LLP, for approval of the plan, and for approval of the advisory (non-binding) resolution on executive compensation.

The following proxy materials are being made available at the website location specified above.

1.	The proxy statement for the 2012 annual meeting of shareholders;
2.	The 2011 annual report to shareholders;
3.	The form of proxy card being distributed to shareholders in connection with the 2012 annual meeting of shareholders.

Control/identification numbers are contained in the proxy materials accompanying this notice.

To obtain directions to attend the annual meeting and vote in person at our headquarters, you may visit our website at www.raymondjames.com/shareholders or you may contact the Corporate Secretary at (727) 567-5185.

If the form of proxy is completed, signed and returned, the shares represented thereby will be voted at the meeting. Delivery of the proxy does not affect your right to attend the meeting. However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy from the holder of record, executed in your favor, to be able to vote at the meeting. Otherwise, your shares will be voted in the manner in which you instructed the record holder of your shares.

ii

Page
Proxy Statement	1
Shareholders Sharing the Same Last Name and Address	2
Electronic Access to Corporate Governance Documents	2
Electronic Access to Proxy Materials and Annual Report; Internet Voting	2
Shareholders Entitled to Vote and Principal Shareholders	3
Proposal 1: Election of Directors	5
Information Regarding Board and Committee Structure	12
Director Compensation	13
Director Compensation for Fiscal Year Ended September 30, 2011	14
Section 16(a) Beneficial Ownership Reporting Compliance	15
Report of the Audit Committee of the Board of Directors	15
Compensation Discussion and Analysis	17
Summary Compensation Table	29
Grants of Plan Based Awards for Fiscal Year Ended September 30, 2011	30
Outstanding Equity Awards at Fiscal Year Ended September 30, 2011	31
Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2011	32
Nonqualified Deferred Compensation	33
Other Arrangements with Chief Executive Officers	34
Transactions with Related Persons	35
Equity Compensation Plan Information	37
Proposal 2: To Ratify the Appointment by the Audit Committee of our Board of Directors of KPMG LLP as our Independent Registered Public Accounting Firm	39
Fees Paid to Independent Registered Public Accounting Firm	39
Proposal 3: To Approve the 2012 Stock Incentive Plan	40
Proposal 4: To Approve an Advisory (Non-binding) Resolution on the Company’s Executive Compensation	50
Shareholder Proposals and Other Matters	52
Appendix A: Text of the 2012 Stock Incentive Plan	A-1

iii

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Raymond James Financial, Inc. (“we,” “our,” “us,” “RJF” or sometimes the “Company”) for the Annual Meeting of Shareholders to be held on February 23, 2012 at 4:30 p.m., or any adjournment thereof. These proxy materials are expected to be mailed out on or about January 30, 2012, to all shareholders entitled to vote at the meeting.

If the accompanying proxy form is completed, signed and returned, the shares represented thereby will be voted at the meeting. Delivery of the proxy does not affect your right to attend the meeting. However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy from the holder of record, executed in your favor, to be able to vote at the meeting. Otherwise, your shares will be voted in the manner in which you instructed the record holder of your shares.

If you are a shareholder of record, you may revoke your proxy at any time prior to the close of the polls at the Annual Meeting by submitting a later dated proxy to our Corporate Secretary, or delivering a written notice of revocation to our Corporate Secretary, at Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, Florida, 33716. If you hold shares through a bank, broker or other holder of record, you must contact that entity to revoke any prior voting instructions.

Each share of our common stock outstanding on the record date will be entitled to one vote on each matter. The ten nominees for election as directors who receive the most votes “for” election will be elected. Ratification of the appointment of our independent registered public accounting firm and approval of Proposals 3 and 4 or other business that may properly come before the meeting will each require that the votes cast favoring the action exceed the votes cast opposing the action. Because your vote on Proposal 4 is advisory, the results of that vote will not be binding on the Board. However, the Company’s Corporate Governance, Nominating and Compensation Committee (the “CGN&C Committee”) will take into account the outcome of the vote when considering future executive compensation arrangements.

For election of directors, withheld votes, abstentions and broker non-votes do not affect whether a nominee has received sufficient votes to be elected. For the purpose of determining whether the shareholders have approved matters other than the election of directors, withheld votes, abstentions and broker non-votes do not have the same effect as a negative vote. Shares represented at the Annual Meeting in person or by proxy are counted for quorum purposes, even if they are not voted on any matter. Please note that brokers that have not received voting instructions from their customers may vote their customers’ shares on the ratification of KPMG LLP as our independent registered public accounting firm, but not on the election of directors, Proposal 3 and Proposal 4.

A copy of our 2011 annual report is being furnished to each shareholder together with this proxy statement. All proxy solicitation costs will be paid by us.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices that certain banks and brokerage firms sent to certain shareholders, shareholders who share the same last name and address are receiving only one copy of our annual report and proxy statement, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a household mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please contact the Corporate Secretary at (727) 567-5185 or write to him care of Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request.

Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have accounts containing Raymond James Financial stock at two different brokerage firms, your household will receive two copies of our annual meeting materials — one from each brokerage firm. To reduce the number of duplicate sets of annual meeting materials your household receives and help preserve our natural resources, you may want to take advantage of our electronic access program. See “Electronic Access to Proxy Materials and Annual Report; Internet Voting”.

ELECTRONIC ACCESS TO CORPORATE GOVERNANCE DOCUMENTS

We also make available on our Internet site at http://www.raymondjames.com under “Our Company —  Investor Relations — Corporate Governance” a number of our corporate governance documents. These include: our Corporate Governance Principles, the charters of the Audit Committee and the CGN&C Committee of the Board of Directors, the Senior Financial Officers’ Code of Ethics, the Codes of Ethics for Employees and the Board of Directors and our Compensation Recoupment Policy. Printed copies of these documents will be furnished to any shareholder who requests them. Contact the Corporate Secretary at (727) 567-5185. The information on our Internet site is not incorporated by reference into this proxy statement.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT; INTERNET VOTING

This notice of Annual Meeting and proxy statement and the 2011 annual report are available on our Internet site. If you are a shareholder of record and would like to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote over the Internet. If you hold your shares through a bank, broker or other holder, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports electronically in lieu of receiving copies and how to vote your shares over the Internet. Opting to access your proxy materials online saves us the cost of producing and mailing these materials to your home or office and gives you an automatic link to the proxy voting site.

Most shareholders of record have a choice of voting over the Internet, by telephone, or by using a traditional proxy card. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

SHAREHOLDERS ENTITLED TO VOTE
AND
PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on December 16, 2011 will be entitled to notice of, and to vote at, the Annual Meeting. As of December 16, 2011, there were 126,413,140 shares of common stock outstanding and entitled to vote. Shareholders are entitled to one vote per share on all matters.

The following table sets forth, as of December 16, 2011, information regarding the beneficial ownership of our common stock by each person known by us to own beneficially more than five percent of the shares of our common stock, each director, our Chief Executive Officer, Chief Financial Officer and the three other highest paid executive officers, including our Executive Chairman (those five executive officers are listed in the “Summary Compensation Table” and are collectively referred to as the “Named Executive Officers”), and all directors and executive officers as a group.

Name	Beneficially Owned Shares		Percent of Class
Robert A. James Irrevocable Trust	7,541,030		5.97%
880 Carillon Parkway St. Petersburg, FL 33716
Thomas A. James, Executive Chairman, Director	22,188,792	(1)(2)	17.55%
Shelley G. Broader, Director	3,500	(3)(4)	*
Francis S. Godbold, Vice Chairman, Director	501,182	(1)(5)	*
H. William Habermeyer, Jr., Director	8,550	(4)(6)	*
Chet Helck, EVP – RJF, CEO of Global Private Client Group – RJF (7), Director	221,122	(1)(8)	*
Gordon L. Johnson, Director	1,050	(4)	*
Jeffrey P. Julien, CFO, Executive Vice President	102,738	(1)(9)	*
Paul C. Reilly, CEO, Director	258,528	(1)(10)	*
Robert P. Saltzman, Director	3,500	(4)(11)	*
Hardwick Simmons, Director	42,906	(4)(12)	*
Susan N. Story, Director	3,500	(4)(13)	*
Dennis W. Zank, COO – RJF, CEO – RJA(7)	224,831	(1)(14)	*
All Executive Officers and Directors as a Group (24 persons)	24,358,809	(1)(4)(15)	19.27%

*	Less than one percent.
(1)	Includes shares credited to Employee Stock Ownership Plan accounts.
(2)	Includes 175,893 shares owned by The Robert A. James and Helen W. James’ Annuity Trust, of which Thomas A. James is a remainder beneficiary and for which Thomas A. James serves as trustee. Includes shares held by two trusts, of which he is not a beneficiary: 7,541,030 shares owned by the Robert A. James Irrevocable Trust and 123,131 shares owned by the James’ Grandchildren’s Trust, for both of which Thomas A. James serves as trustee, and both of which have as beneficiaries other James family members. Thomas A. James disclaims any beneficial interest in these two trusts. Includes 25,363 shares of common stock held in a margin account.

(3)	Includes 2,500 outstanding stock options that are exercisable as of or within 60 days from December 16, 2011.
(4)	Each of the outside directors hold 2,000 restricted stock units (“RSUs”) that vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date and 20% on the fifth anniversary of the grant date. Those RSUs are not included in the share numbers in the “beneficially owned shares” column.
(5)	Includes 500,000 shares of common stock held in a margin account.
(6)	Includes 5,000 outstanding stock options that are exercisable as of or within 60 days from December 16, 2011.
(7)	Titles effective January 1, 2012.
(8)	Includes 27,000 outstanding stock options that are exercisable as of or within 60 days from December 16, 2011 and 181,089 shares of common stock held in a margin account.
(9)	Includes 27,960 outstanding stock options that are exercisable as of or within 60 days from December 16, 2011 and 43,260 shares of common stock held in a margin account.
(10)	Includes 5,000 outstanding stock options that are exercisable as of or within 60 days from December 16, 2011 and 76,497 shares of common stock pledged as collateral for a line of credit from an unaffiliated third party as of December 16, 2011.
(11)	Includes 2,500 outstanding stock options that are exercisable as of or within 60 days from December 16, 2011.
(12)	Includes 5,000 outstanding stock options that are exercisable as of or within 60 days from December 16, 2011.
(13)	Includes 2,500 outstanding stock options that are exercisable as of or within 60 days from December 16, 2011.
(14)	Includes 27,000 outstanding stock options that are exercisable as of or within 60 days from December 16, 2011, 16,691 shares of common stock held in a margin account and 126,816 shares of common stock pledged as collateral for a loan from an unaffiliated third party as of December 16, 2011. The pledged shares were subsequently released from the pledge and returned to Mr. Zank.
(15)	Includes 223,460 outstanding stock options that are exercisable as of or within 60 days from December 16, 2011. This number of beneficially owned shares also includes 1,192,036 shares of common stock held in margin accounts and 203,313 shares of common stock pledged as collateral for certain loans from an unaffiliated third party as of December 16, 2011.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors presently consists of six independent directors and four affiliated directors. All of the current members of the Board of Directors have been proposed for re-election by the CGN&C Committee of the Board of Directors.

The ten directors to be elected are to hold office until the Annual Meeting of Shareholders in 2013 and until their respective successors shall have been elected. All of the nominees were elected by the shareholders on February 24, 2011, to serve as our directors until the Annual Meeting of Shareholders in 2012.

It is intended that proxies received will be voted to elect the nominees named below. Should any nominee decline or be unable to accept such nomination to serve as a director due to events which are not presently anticipated, discretionary authority may be exercised by the holder of the proxies to vote for a substitute nominee.

The Board of Directors strives to ensure diversity of representation among its members. Of the ten director nominees, two are women and one is African-American. Increasing diversity is a priority, and when considering prospects for possible recommendation to the Board of Directors, the CGN&C Committee reviews available information about the prospects, including gender, race and ethnicity, as well as experience, qualifications, attributes and skills. The CGN&C Committee evaluates the efforts towards increasing diversity as part of its annual self-assessment process.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF
THE FOLLOWING NOMINEES:

Nominee	Age	Principal Occupation (1) and Directorships	Director Since
Shelley G. Broader*	47	President and Chief Executive Officer of Walmart Canada Corp. since September 2011. Former Chief Merchandising Officer of Walmart Canada Corp. from December 2010 to September 2011. Former Senior Vice President, Sam’s Club, a division of Wal-Mart Stores, Inc. from 2009 to 2010. Former President and Chief Operating Officer, Michaels Stores, Inc. from 2008 to 2009. President and Chief Executive Officer, Kash n’ Karry Food Stores, Inc. (doing business as Sweetbay Supermarket) from 2006 to 2008. President and Chief Operating Officer, Kash n’ Karry Food Stores, Inc. from 2003 to 2006. From 1991 to 2003, positions of increasing management responsibility at Hannaford Bros. Co., culminating in Senior Vice President, Business Strategy, Marketing and Communications. Prior financial service industry experience includes Massachusetts Financial Services Company and Assistant Vice President at First Albany Corporation. Trustee, St. Leo University. Ms. Broader brings to our Board a current retail consumer marketing perspective from outside the financial services industry coupled with a degree of financial services experience early in her career. That perspective provides us with current insights into marketing to the younger segment of the population, which we expect to become more useful to us as those individuals’ need for financial services increases with their wealth and age. In addition, she has had full profit and loss responsibility for significant operations of both public and private companies over the last several years. Member of the Audit Committee.	2008
Francis S. Godbold	68	Vice Chairman of Raymond James Financial, Inc. (“RJF”) since 2002. Director and Officer of various affiliated entities, including serving as a director of Raymond James Bank and a member of its Executive Loan committee. Mr. Godbold brings 42 years of management experience at our Company, including 15 years of service as President of the Company, capital market transaction experience in both favorable and difficult markets, significant stock ownership and an enduring commitment to our Company.	1977

Nominee	Age	Principal Occupation (1) and Directorships	Director Since
H. William Habermeyer, Jr.*	69	Director, Southern Company since 2007. Director, Biltmore Farms, LLC since 2007. Director, USEC, Inc. since 2008. Former President and CEO, Progress Energy Florida from 2000 to 2006. Vice President, Carolina Power & Light from 1993 to 2000. U.S. Navy from 1964 to 1992 — retired a Rear Admiral. Mr. Habermeyer had a 42 year career involving managing in large, complex organizations, extensive familiarity with the challenges of operating a business in a highly regulated environment, and experience as a public company CEO. Member of the Audit Committee.	2003
Chet Helck	59	Effective January 1, 2012, Mr. Helck became Executive Vice President of RJF and Chief Executive Officer of RJF’s Global Private Client Group. Prior to that, Mr. Helck was Chief Operating Officer of RJF from 2002 to 2011. President of RJF from 2002 to April 2009. Executive Vice President of Raymond James Financial Services, Inc. (“RJFS”), our wholly owned subsidiary, from 1999 to 2002. Senior Vice President, RJFS from 1997 to 1999. Director of RJFS, Raymond James & Associates, Inc. (“RJA”) and Raymond James Ltd. (“RJ Ltd.”), our wholly owned Canadian subsidiary (formerly Goepel McDermid Inc., a Canadian brokerage firm). Director, since 2003, and named Chair-Elect in November 2011, Securities Industry and Financial Markets Association (formerly Securities Industry Association). Mr. Helck has over 28 years of experience in the financial services industry, 22 of which have been at our Company, extensive background in sales and marketing to retail customers, a broad perspective on the financial services industry from his trade association participation, experience dealing with regulatory and compliance issues as well as the challenges presented in managing a widespread sales force.	2003

Nominee	Age	Principal Occupation (1) and Directorships	Director Since
Thomas A. James	69	Chairman of the Board of RJF since 1983, having also served as Chief Executive Officer from 1970 to April 30, 2010. As Chief Executive Officer, Mr. James chaired the Company’s Operating Committee, the monthly financial review and the budget process. As Executive Chairman, Mr. James still participates in those activities. Mr. James continues to chair RJF’s Compliance and Standards Committee. Mr. James has been active in the Financial Services Roundtable since 2000, and served as its Chairman in 2007. He is a former Chairman of the Florida Council of 100 and a former Chairman of the Securities Industry Association (now, the Securities Industry and Financial Markets Association). As our former Chief Executive Officer and current Executive Chairman, Mr. James’ more than 40 years of service to the Company as CEO brings to the board a unique understanding of our businesses and the financial services industry as well as the perspective of an entrepreneur who led the building of our Company, which his father founded. His paternal commitment to the Company, including his large stock ownership position, means he is strongly aligned with the interests of shareholders. He has been a certified financial planner since 1978. As CEO, he exercised direct oversight of our chief financial officer. Mr. James serves on the board of Cora Health Services, Inc. and was a director of OSI Restaurant Partners, Inc. from 2002 to 2008. During his career, he served on the boards of seven other companies.	1963
Gordon L. Johnson*	54	President of Highway Safety Devices, Inc., a 150-employee company that installs and repairs signalization, guardrails, signage and street lighting related to municipal roadway projects; Director, Raymond James Bank (“RJ Bank”) since May 1, 2007; Director, AvMed, Inc., the largest Florida non-profit health plan; banking manager and executive for 23 years, including 20 with Bank of America and its predecessors; CEO of Stonegate Partners, LLC, a financial buyout firm, from 2002 to 2004. Mr. Johnson brings 23 years of experience with unaffiliated banks and four years as a director of RJ Bank to the parent board at a time when RJ Bank has become a significant segment of the overall company. He also brings the perspective of an entrepreneur and consumer of business related financial services. Member of the CGN&C Committee.	2010

Nominee	Age	Principal Occupation (1) and Directorships	Director Since
Paul C. Reilly	57	Chief Executive Officer of RJF since May 1, 2010. Prior to that he was President of RJF from May 1, 2009 to April 30, 2010. Former Executive Chairman, Korn Ferry International from July 1, 2007 to April 30, 2009. Chairman and Chief Executive Officer, Korn Ferry International from 2001 to 2007. Chief Executive Officer, KPMG International from 1998 to 2001. Prior to being named to that position, he was Vice Chairman, Financial Services of KPMG LLP, the United States member firm of KPMG International. Mr. Reilly’s prior experience as chief executive officer of two complex and global organizations, one of which was a public company, combined with his background as a CPA and financial services consultant, brings a perspective to the board beyond the financial services industry, while his previous service on our board provides continuity with prior senior management.	2006
Robert P. Saltzman*	69	Since retiring as President and Chief Executive Officer of Jackson National Life Insurance Company in 2001, Mr. Saltzman has managed his personal investments, occasionally consulted with parties unaffiliated with the Company on life insurance matters and assisted a family member in connection with the purchase and financing of a private company in which he now is an investor. Mr. Saltzman was a director of WNC First Corporation, a privately held property and casualty insurance underwriter, from November 2004 to June 2011. He also served as a Director and Audit Committee Chairman of Enhance Financial Services, a New York Stock Exchange (“NYSE”) listed company, from 1998 until its acquisition in March, 2001. Mr. Saltzman serves as a Life Trustee of Northwestern University. Mr. Saltzman’s 37 year career in the financial services industry included chief executive officer positions at major life insurers. In that role he also oversaw bank and broker-dealer affiliates as well as full service asset management companies and thus he has experience in the management of large, complex organizations which are also subject to extensive regulation. Thus, Mr. Saltzman’s experience correlates very well with the role of a company director. Chair of the CGN&C Committee.	2007

Nominee	Age	Principal Occupation (1) and Directorships	Director Since
Hardwick Simmons*	71	Director, Lions Gate Entertainment Corp. since 2005. Director of two privately held companies, Stonetex Oil Company and Invivoscribe Technologies, Inc. Former Director of Geneva Acquisition Corp. from 2007 until 2009. Former Chairman and CEO of the NASDAQ Stock Market from 2001 to 2003. President and CEO of Prudential Securities from 1990 to 2001. President, Shearson Lehman Brothers — Private Client Group, from 1983 to 1990. Former Chairman of the Securities Industry Association (now, the Securities Industry and Financial Markets Association). Former Director of the National Association of Securities Dealers. Mr. Simmons’ 37 year career encompassed a number of aspects that are relevant to his role as one of our directors. He was the Chairman and CEO of a public company for two years, the president and CEO of a broker-dealer subsidiary of a major insurance company for eleven years, and president of the private client group of another brokerage firm for seven years. Those positions together with his securities industry trade association service and directorship with a self-regulatory organization provide us with a broad and historical perspective on our business and its regulatory environment. Lead Director and Chair of the Audit Committee.	2003

Nominee	Age	Principal Occupation (1) and Directorships	Director Since
Susan N. Story*	51	President and CEO of Southern Company Services, Inc. since January 2011. Prior to that, Ms. Story was President and Chief Executive Officer, Gulf Power Company from 2003 to 2010. Executive Vice President, Southern Company Services, Inc., 2001 to 2003. Senior Vice President, Southern Power Company, 2002 to 2003. Past Chair, Florida Chamber of Commerce. Chairman of the Board, Gulf Power Company, 2003 to 2010. Former Chair, Florida Council of 100. Former Vice Chair, Enterprise Florida. Director, Association of Edison Illuminating Companies, James Madison Institute, and Southeastern Electric Exchange. Member, Board of Advisors, H. Lee Moffitt Cancer Center & Research Institute. Ms. Story’s seven year tenure as the CEO of an electric public utility has provided her in-depth experience with the following challenges that our Company also faces: dealing with regulators; managing complex organizations; addressing the impact of technological advances on daily operations; dealing with a changing workforce population and mitigating rising employee healthcare costs. With an engineering undergraduate degree, an advanced degree in business administration and coursework in finance, she brings a diversified educational background to the issues our board faces. Member of the CGN&C Committee.	2008

*	Determined to be independent directors under NYSE standards; see “Information Regarding Board and Committee Structure” below.
(1)	Unless otherwise noted, the nominee has had the same principal occupation and employment during the last five years.

INFORMATION REGARDING BOARD AND COMMITTEE STRUCTURE

The Board of Directors held four regular meetings during fiscal 2011.

The current standing committees of the Board of Directors are the CGN&C Committee, the Audit Committee and the Stock Repurchase Committee. The CGN&C Committee met six times during the fiscal year. The Audit Committee met eight times during the fiscal year. The Stock Repurchase Committee did not meet during fiscal 2011 but did act by unanimous written consent. That committee has authority from the Board of Directors to approve certain purchases of our stock from time to time and consists of Thomas A. James, Hardwick Simmons and Robert P. Saltzman. The activities of the CGN&C Committee and the Audit Committee are set out in their reports below.

In connection with our shelf registration statement filed with the SEC in May 2009, the Board of Directors created a special committee to approve the terms of securities offered thereunder in August 2009. That committee met once during fiscal 2011 to approve the terms of senior notes offered in April 2011 under our shelf registration. The members of that committee include Thomas A. James, Paul C. Reilly and Hardwick Simmons with Francis S. Godbold and Chet Helck as alternate members.

The CGN&C Committee is comprised of three independent directors as determined under NYSE rules. This Committee conducts its activities pursuant to a written charter approved by the Board of Directors, which is reviewed annually and was last revised by the Board of Directors in November 2009. This Committee identifies potential nominees to the Board of Directors, including candidates recommended by management, and reviews their qualifications and experience. Candidates for board membership are expected to demonstrate high standards of integrity and character and offer important perspectives on some aspect of our business based on their own business experience.

This Committee has not adopted any specific process or policy for considering nominees put forward by shareholders and has never been requested to consider such a nominee.

This Committee has also determined that the directors identified as independent directors have no material relationship with us that would impair their independence. In that connection, the Committee considered that RJA purchases electricity for several of our sales offices from Gulf Power Company, of which Susan N. Story was President and CEO until January 1, 2011 and William Habermeyer, Jr. is a director of its parent, Southern Company, and determined that the nature of these business relationships did not constitute any impairment of independence.

In addition, RJ Bank had at September 30, 2011 $1,195,500 in outstanding loans to Stonegate Property Holdings, LLC, an affiliate of Gordon L. Johnson. The highest principal balance on the loans during the Company’s fiscal 2011 was $1,274,250. The larger of the two loans was made prior to Mr. Johnson’s becoming a director of RJ Bank. Both loans were made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to persons unrelated to RJ Bank. The loans did not involve more than the normal risk of collectability or present other unfavorable features. The loans bear interest at a rate of LIBOR plus 1.85%, which was 2.12022% as of December 16, 2011. Interest paid on the loans during the Company’s fiscal 2011 was $26,142. The Committee determined that the nature of this business relationship did not constitute any impairment of independence for Mr. Johnson.

The Company separated the offices of Chairman of the Board and Chief Executive Officer in May of 2010 when Paul Reilly became Chief Executive Officer. Mr. Reilly succeeded Thomas James as CEO. Mr. James had been CEO since 1970 and is the Company’s largest shareholder. In light of his significant experience with, and detailed knowledge of, the Company’s business operations, his desire to remain involved with the

Company and his ongoing financial interest, the Board considered it most appropriate that he retain the office of Chairman of the Board. This leadership structure permits Mr. Reilly to pursue strategic and operational objectives including a focus on core business segments, while the Company continues to benefit from the extensive experience and knowledge of Mr. James. As a result, this structure affords the Company an effective combination of internal and external experience and continuity. The Board of Directors’ administration of risk oversight has not affected the leadership structure of the Board of Directors.

Mr. Hardwick Simmons is our Lead Director. As such, he presides at the regular executive sessions of the non-employee directors. Shareholders and other interested parties may communicate with our directors, including Mr. Simmons, or any of the individual independent directors, by writing to them at our headquarters, or by contact through our website. Communications addressed to the Board of Directors will be reviewed by our Corporate Secretary and directed to them for their consideration, if appropriate.

It is our policy that directors attend the Annual Meeting of Shareholders; at the Annual Meeting of Shareholders on February 24, 2011, all of our directors at that date were present except Shelley Broader. Ms. Broader was excused for her absence because she had a commitment on that date associated with her new position of Chief Merchandising Officer at Walmart Canada Corp. All directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during the periods for which they served.

DIRECTOR COMPENSATION

In fiscal 2011, outside directors received a $50,000 annual retainer, a $7,500 attendance fee for each regular meeting, $500 for each telephonic meeting and a $1,000 attendance fee for Committee service in fiscal 2011. The Lead Director received an additional $20,000, the Audit Committee Chair received an additional $15,000 and the Chair of the CGN&C Committee received an additional $10,000 as part of their respective annual retainer in fiscal 2011, except if any two of these positions were held by the same director, then the greater fee and 50% of the lower fee, rather than both fees, were paid to that director. Management directors do not receive any additional compensation for service as directors.

There is a non-qualified stock option plan for our outside directors covering 854,298 shares of our common stock. These options, 62,500 of which were outstanding at September 30, 2011, are exercisable at prices ranging from $15.91 to $31.82 at various times through February 2015. Outside directors were each granted 2,500 options in fiscal 2010 under that plan. In fiscal 2011, each outside director was granted 2,000 restricted stock units under the Company’s 2005 Restricted Stock Plan in lieu of stock options. These restricted stock units vest 60% on the third anniversary of the grant, 20% on the fourth anniversary of the grant and 20% on the fifth anniversary of the grant.

The table below sets forth the total compensation, and the components thereof, of our directors who are not our Named Executive Officers.

DIRECTOR COMPENSATION FOR FISCAL YEAR ENDED SEPTEMBER 30, 2011

Name	Fees Paid in Cash		Stock Awards (1)	All Other Compensation	Total
Shelley G. Broader (2)	$84,500		$75,680	—	$160,180
Francis S. Godbold (3)	—		—	—	—
H. William Habermeyer, Jr. (4)	$86,000		$75,680	—	$161,680
Gordon L. Johnson (5)	$113,000	(10)	$75,680	—	$188,680
Robert P. Saltzman (6)	$95,000		$75,680	—	$170,680
Kenneth A. Shields (7)	$20,000		—	—	$20,000
Hardwick Simmons (8)	$113,000		$75,680	—	$188,680
Susan N. Story (9)	$85,000		$75,680	—	$160,680

(1)	The amounts shown in this column represent the aggregate grant date fair value of restricted stock units (“RSUs”) granted to our directors who are not Named Executive Officers in fiscal 2011. The grant date fair value per share of the RSUs granted to each of the directors in fiscal 2011 under Accounting Standards Codification (ASC) Topic 718 (“ASC Topic 718”) was $37.84.
(2)	As of September 30, 2011, Ms. Broader held (a) outstanding options to purchase 7,500 shares of our common stock and (b) 2,000 RSUs.
(3)	Mr. Godbold is an officer, other than a Named Executive Officer, who does not receive any additional compensation for services provided as a director.
(4)	As of September 30, 2011, Mr. Habermeyer held (a) outstanding options to purchase 10,000 shares of our common stock and (b) 2,000 RSUs.
(5)	As of September 30, 2011, Mr. Johnson held 2,000 RSUs.
(6)	As of September 30, 2011, Mr. Saltzman held (a) outstanding options to purchase 7,500 shares of our common stock and (b) 2,000 RSUs.
(7)	Mr. Shields’ term as a director ended February 24, 2011.
(8)	As of September 30, 2011, Mr. Simmons held (a) outstanding options to purchase 10,000 shares of our common stock and (b) 2,000 RSUs.
(9)	As of September 30, 2011, Ms. Story held (a) outstanding options to purchase 7,500 shares of our common stock and (b) 2,000 RSUs.
(10)	The fees paid in cash to Mr. Johnson include $28,000 fees paid to him by RJ Bank as a director of RJ Bank.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Paul D. Allison, an executive officer, filed a late Form 4 with respect to a stock bonus award of 5,039 restricted stock units on December 10, 2010 due to a Company internal communications failure. Gordon L. Johnson, a director, reported two stock purchases in the aggregate amount of 950 shares of RJF common stock on his Form 5 that were not previously reported on a required Form 4.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors consists of Hardwick Simmons (Chair), H. William Habermeyer and Shelley G. Broader. This Committee conducts its activities pursuant to a written charter approved by the Board of Directors, which is reviewed annually and was last revised by the Audit Committee of the Board of Directors on November 21, 2011. The Audit Committee serves as the principal agent of the Board of Directors in fulfilling the Board’s oversight responsibilities with respect to our financial reporting, the qualifications and independence of the independent registered public accounting firm, our systems of internal controls, risk management and our procedures for establishing compliance with legal and regulatory requirements.

The Charter of the Audit Committee provides that the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and must approve in advance any work to be performed by the independent registered public accounting firm. The Audit Committee has not established any general pre-approval procedures, but instead reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accounting firm.

In addition to four regularly scheduled meetings during the course of the fiscal year, members of the Audit Committee held four telephonic meetings, generally to review with management and representatives of KPMG LLP our quarterly financial results prior to their release to the public.

We have an Enterprise Risk Management program under the direction of our Chief Risk Officer (“CRO”). Our CRO provides a report to the Audit Committee at each of its regular quarterly meetings. That report identifies and evaluates our top residual risks, including an assessment of their potential impact on the Company and the likelihood of adverse occurrences. The report notes changes since the last report as well as trends. The Chairman of the Audit Committee discusses the significant aspects of the CRO’s report with the full Board at its regular meetings.

Members of the Audit Committee have reviewed and discussed with management and with representatives of KPMG LLP the integrated audit of the consolidated financial statements and internal control over financial reporting for fiscal 2011. The consolidated financial statements for fiscal 2011 are contained in our annual report on Form 10-K. In addition, the Audit Committee reviewed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding independent auditor communications with the Audit Committee concerning independence, and discussed with KPMG LLP their independence from us and our management, and considered their independence in connection with any non-audit services provided. The Audit Committee also reviewed with KPMG LLP the critical accounting policies and practices followed by us and certain written communications between KPMG LLP and our management.

Based on the reviews and discussions referred to above, and in reliance on the representations of management and the independent registered public accounting firm’s report with respect to the financial statements, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for fiscal 2011 for filing with the SEC. The Board of Directors approved the recommendation.

Management is responsible for our financial statements and the financial reporting process, including our system of internal controls. Our independent registered public accounting firm is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting in accordance with the standards of the PCAOB. The firm issues reports on our consolidated financial statements and the effectiveness of internal control over financial reporting.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as an Audit Committee Financial Expert and as independent as determined under NYSE rules.

Hardwick Simmons, Chair H. William Habermeyer, Jr. Shelley G. Broader

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Summary of Compensation Decisions for Fiscal 2011

Chief Executive Officer Compensation

Mr. Reilly’s salary was increased 3.15% to $425,000 for calendar year 2011. He was awarded an annual bonus of $3,500,000 for fiscal year 2011, $2,700,025 of which was paid in cash and the balance in restricted stock units.

Other Named Executive Officer Salaries

The CGN&C Committee approved raises for calendar year 2011 which were approximately 3.1%, except for Mr. Julien, who received a 16% raise to bring him closer to market value.

Other Named Executive Officer Annual Bonuses

The other Named Executive Officers, except for Mr. James, were awarded annual bonuses of 89 – 90% of the amounts generated by their bonus formulas. The CGN&C accepted Mr. James’ recommendation that he be awarded a bonus of 62% of his bonus formula result.

New Incentive Compensation Program, including long term performance incentives

We have revised our senior executive compensation architecture for fiscal year 2012. The principal changes are two. First, annual bonuses for members of the new Executive Committee will be funded by a pool of up to 6% of our consolidated pre-tax income, rather than a percentage of business unit results. Second, half of the restricted stock units awarded as a portion of the fiscal 2012 annual bonuses will be subject to performance-based vesting (i.e., they would be settled for a number of shares ranging from zero to 150% of the face amount of the grant based upon our after-tax average return on equity for the next three fiscal years), rather than vesting solely based on time as is currently the case. This adds a long-term performance component to their compensation that the CGN&C Committee found to be an improvement. Effective January 2012, the senior executive group known as the Operating Committee has been reduced in size and renamed the Executive Committee.

Link between 2011 Company Performance and Named Executive Officer Direct Compensation

Fiscal 2011 Financial Highlights

Raymond James achieved record financial results in fiscal year 2011.The following table summarizes key financial results for fiscal 2011 as compared to fiscal 2010 (in millions, except per share amounts):

	Fiscal 2011	Fiscal 2010	Increase
Total Revenues	$3,399.9	$2,979.5	14%
Net Revenues	$3,334.1	$2,916.7	14%
Net Income	$278.4	$228.3	22%
Earnings per Share (Diluted)	$2.19	$1.83	20%
Assets under Administration	$256,000	$249,000	3%
Total Assets under Management	$35,648	$33,551	6%

We achieved record net revenues and record net income in fiscal 2011, despite a $41 million loss on the purchase from clients of auction rate securities and the adverse effect of a low interest rate environment on our net interest income.

Named Executive Officer Direct Compensation

Officer	Fiscal 2011 Annual Direct Compensation	Fiscal 2010 Annual Direct Compensation	Increase (Decrease)
Paul C. Reilly	$3,921,750	$3,009,000	30%
Chief Executive Officer – RJF
Thomas A. James	$2,342,504	$2,732,647	(14%)
Executive Chairman – RJF
Chet Helck	$2,717,500	$2,308,000	18%
Chief Operating Officer – RJF
Dennis W. Zank	$2,683,750	$2,271,878	18%
President – RJA
Jeffrey P. Julien	$1,467,250	$1,192,500	23%
Chief Financial Officer – RJF

For purposes of this table, “direct compensation” is composed of salary and annual bonus (cash and equity components).

Mr. Reilly’s and Mr. James’ fiscal 2011 compensation reflects their first full year as Chief Executive Officer and Executive Chairman, respectively. Mr. Reilly and Mr. James each served as Chief Executive Officer for six months in fiscal 2010. Excluding Mr. Reilly and Mr. James, the Named Executive Officers’ increase in direct compensation averaged 19%.

Link between Five Year Total Shareholder Return and Chief Executive Officer Total Compensation

Over the past five years our Chief Executive Officers’ (i.e., Messrs. James and Reilly) annual bonuses have comprised a substantial portion of their compensation. The basis of the size of that bonus has been a percentage of the Company’s pre-tax income. While our financial performance does not correlate perfectly with the market price of our common stock, we believe that the following graph demonstrates that Chief Executive Officer total compensation has correlated well to total shareholder return over the time period. The graph shows the total shareholder return on $100 invested in the Company’s stock on September 30, 2006. Total Chief Executive Officer Compensation includes both cash and equity bonus components for the fiscal year shown; unlike the Summary Compensation Table which reflects the equity portion of the annual bonus in the fiscal year in which it was issued rather than the fiscal year for which it was issued.

Say on Pay Vote

Notwithstanding the 97% favorable vote on our executive compensation at the February 2011 annual meeting of shareholders, the CGN&C Committee believed that our senior executive compensation architecture could be improved by the changes that were under consideration. See “Engagement of Compensation Consultant; New Senior Executive Compensation Architecture; Compensation Comparators” below.

Compensation and Risk

We believe that our compensation policies in general, and our incentive programs in particular, are well aligned with the interests of our shareholders and do not create risks that are reasonably likely to result in a material adverse impact on the Company. We reached this conclusion as a result of an analysis in 2010 of our incentive compensation programs by an interdisciplinary team (risk management, accounting/payroll, legal, internal audit and human resources) led by our Chief Risk Officer. The team conducted an initial evaluation of our compensation programs and policies across five elements — performance measures, funding, performance period and pay mix, goal setting and leverage and controls and processes, focusing on significant risk areas. The team found that formula based funding of bonus pools are utilized consistently across the firm. Those formulas vary; some are based on gross revenue with the majority being on a net basis and aligned with the employee’s span of control and level of potential contribution. The team also determined that most bonus pools are not distributed purely on a formula basis, but rather are also based on subjective factors including longer term performance and consideration of the risks involved. The team also noted that equity has been a component of bonus payouts for many years and involved vesting over time, typically three years. The team reported its findings to the CGN&C Committee in May 2010, including that there were no formal claw-back provisions in our bonus arrangements and that although the percentage of cash incentive compensation appeared high relative to other financial firms, (in particular, financial institutions who received government assistance under the TARP program), our lower levels of total compensation offset that concern to some extent. As a result, the CGN&C Committee requested management to develop recommendations as to those two matters. In response, management proposed and the Board adopted in August 2010, upon the recommendation of the CGN&C Committee:

•	A Compensation Recoupment Policy, effective October 1, 2010; and
•	Additional tiers to the stock bonus plan allocation formula which increased the equity component of annual bonuses above $2 million and $3 million, respectively, effective for awards in 2011.

Engagement of Compensation Consultant; New Senior Executive Compensation Architecture; Compensation Comparators

In August 2010, the CGN&C Committee also concluded that management should engage an outside consultant to conduct a comprehensive analysis of senior executive compensation. The Company engaged Pay Governance LLC to begin such a review. In February 2011, Pay Governance presented a preliminary analysis of such compensation, primarily with respect to how such executives are paid vis-à-vis other firms. Pay Governance reported that the Company was unique compared to other financial services firms in that most of our executives’ incentive compensation was premised upon the results of their areas of responsibility rather than on the results of the firm as a whole. The CGN&C Committee decided to engage Pay Governance to be its compensation consultant going forward and to develop a revised senior executive compensation architecture. Although Pay Governance had been initially engaged by management to perform the preliminary analysis for which it was paid $130,000, the CGN&C Committee did not view engaging Pay Governance to be the Committee’s consultant going forward to be a conflict of interest given the relatively small portion of Pay Governance’s revenues that the preliminary management engagement represented and the fact that Pay Governance had not previously performed any work for the Company. The initial work for management did not entail compiling recommendations of pay structure or levels, but merely was a comparison of pay methodologies and levels across a wide spectrum of competitor companies based upon public information and industry studies and did not entail a recommendation of a new or different compensation structure for the company.

In August 2011, the CGN&C received a report from Pay Governance proposing a new pay architecture for senior executive compensation that would address matters that had come to light over the prior year. One was that most of such executives’ incentive compensation was premised upon the results of their areas of responsibility rather than on the results of the firm as a whole. Second, the percentage of total compensation that was composed of equity was small compared to other financial service firms. Third, only a small portion of total incentive compensation was based on the long term performance of the Company. Fourth, there was a small pay gap compared to other firms. The CGN&C Committee approved the proposal which would be implemented with fiscal year 2012. The key points of the proposal were that individual annual bonus formulas would be replaced by bonus opportunity targets, with the aggregate bonuses being funded by a percentage of pre-tax income. The portion of the annual bonus paid in restricted stock units would not change, but half of the units would time vest over three years while the other half would performance vest, i.e., they would be settled for a number of shares ranging from zero to 150% of the face amount of the grant based upon our after-tax average return on equity for the next three fiscal years. In addition, stock options over time will play a larger role in the total compensation of senior executives. They will be granted annually, with grant sizes varying based upon individual and business unit performance and upon market data. These changes are expected to increase senior executive (i.e., Executive Committee members’) compensation expense over time as we attempt to close the pay gap Pay Governance found based upon then current comparisons to other financial services firms.

During fiscal 2011 the CGN&C Committee relied on compensation data compiled by Pay Governance from a group of financial services companies (the “Peer Group”) in evaluating the proposed new senior executive compensation architecture. We believe the Peer Group represents most of the segments of the financial services industry in which we currently compete for executive talent. For 2011, the Peer Group holding company compensation comparators consisted of the following companies:

Ameriprise Financial Inc.	RBC Dain Rauscher
Charles Schwab Corp.	Robert W Baird & Co.
E*TRADE Financial Corporation	TD Ameritrade Holding Corporation
Jefferies Group Inc.	FBR Capital Markets Corporation
The Jones Financial Companies, L.L.L.P.	Fifth Third Bancorp
KBW Inc.	Oppenheimer Holdings Inc.
Lazard Ltd.	Regions Financial Corp.
LPL Investment Holdings Inc.	Stifel Financial Corp.
Piper Jaffray Companies	Sun Trust Banks, Inc.

Historical Overview and Philosophy

The CGN&C Committee of our Board of Directors reviews corporate compensation and benefit plan policies, as well as the structure and amount of all compensation for all members of our Operating Committee, which includes all but three of our executive officers and all of our Named Executive Officers. The CGN&C Committee consists of Robert P. Saltzman (Chair), Gordon L. Johnson and Susan N. Story. Our Board of Directors normally approves all grants of options and restricted stock, based upon the recommendations of the CGN&C Committee. Our Chief Executive Officer makes recommendations to the CGN&C Committee concerning the compensation of Operating Committee members. In August 2010, the Executive Chairman made recommendations to the CGN&C Committee concerning the compensation of non-employee directors. Prior to 2010, we had not engaged compensation consultants in connection with executive or director compensation. Prior to 2011, the CGN&C Committee had used comparative compensation surveys from McLagan and information from public company disclosures.

The CGN&C Committee’s goal is to establish and maintain compensation policies that will enable us to attract, motivate and retain high-quality executives and to ensure that their individual interests are aligned with our long-term interests and those of our shareholders. In doing so, individual performance, the compensation of executives of similar firms and our financial results are considered. Prior to the engagement of Pay Governance, the CGN&C Committee was provided executive compensation disclosures from the proxy statements of several publicly traded securities firms as well as the surveys described above for comparative information to use in its decision making process. Prior to 2011, we did not formally benchmark the compensation of our executive officers against those companies.

Our objectives have been met through a compensation package which included four major components —  base salary, annual bonus (including restricted stock in the past and restricted stock units beginning with grants made in November 2010), biennial stock option awards and retirement plan contributions.

Base Salary and Annual Bonus

For our executive officers, the cash and restricted stock/restricted stock units compensation components (base salary and annual bonus) are heavily weighted toward annual bonus. Salaries are reviewed and adjusted in December of each year effective January 1, consistent with other employees.

The CGN&C Committee discussed and took into account the recommendations of our Chief Executive Officer, Mr. Reilly, who consulted with Mr. James, his predecessor as Chief Executive Officer and who remains our largest shareholder, with respect to the base salaries of the Named Executive Officers for calendar year 2011, other than himself. The Company has historically recommended base salary increases by an amount that approximates a percentage range that is also applicable to our overall employee population, except for situations involving promotions and/or expanded responsibility. Mr. Reilly, with one exception, adhered to that practice for calendar year 2011. Our Chief Executive Officers have typically had the benefit of industry based compensation surveys when making their recommendations.

The bonus formulas for the Named Executive Officers for fiscal 2011 were previously published in our 2011 proxy statement and are republished on page 26 of this proxy statement. All of those formulas are based upon contributions to our pre-tax profits, or those of a subsidiary or department. The emphasis on profit-based compensation serves two functions: it encourages executives to be conscious of the “bottom line” and it aligns our total compensation structure with profitability, which is advantageous to the firm given the cyclical nature of the securities industry.

A number of formulas for determining bonus amounts have been based upon pre-tax income, a line item in the Company’s income statement. Prior to fiscal year 2010, that line item was net of minority interests (now referred to as “noncontrolling interests”) in earnings of subsidiaries. As a result of a recent Financial Accounting Standards Board guidance, our income statement was reconfigured in 2010 such that noncontrolling interests are subtracted further down the income statement, resulting in a line entitled “Net Income Attributable to Raymond James Financial, Inc.”. This reconfiguration means that calculations for those bonus amounts that are based upon pre-tax income must begin by adjusting the income statement line item entitled “Income Including Noncontrolling Interests and Before Provision for Income Taxes” to eliminate noncontrolling interests, rather than just starting with a line item that is in the income statement. The CGN&C Committee agreed with this adjustment.

Since fiscal 2006, the CGN&C Committee has determined to give some emphasis to our overall performance in determining bonus payments for some executive officers. Accordingly, the CGN&C Committee established a bonus pool equal to .75% of our total pre-tax profit (the “Company Performance Bonus Pool”). For fiscal 2011, the Company Performance Bonus Pool was allocated equally among the Operating Committee members participating in that pool, i.e., Messrs. Helck, Averitt, Riess, Sayler, Trocin and Zank, consistent with the policy adopted by the CGN&C Committee for fiscal 2007 and beyond that was disclosed in our 2007 proxy statement. Since fiscal 2008, up to 50% of the amount generated by each bonus formula could be withheld based on the subjective performance evaluation by the Chief Executive Officer and the CGN&C Committee.

In early November 2011, the CGN&C Committee reviewed the results generated by bonus formulas for fiscal 2011. In early December 2011, Mr. Reilly consulted with Mr. James and made recommendations to the CGN&C Committee for the annual bonuses to be awarded to each Named Executive Officer other than himself and Mr. James, based on an assessment of their performance against individual goals that had been set. The CGN&C Committee approved those recommendations.

Up to 50% of the Named Executive Officer’s annual bonus pool (i.e., the amount generated by the officer’s bonus formula) is awarded to Named Executive Officers other than Mr. Reilly and Mr. James, based upon the Chief Executive Officer’s and the CGN&C Committee’s subjective evaluation of achievement of performance objectives set by him for the other Named Executive Officers. In the case of Mr. Helck, those objectives included exceeding budgets for the Private Client Group, reinvigorating the recruiting process, developing a bonus technology prioritization action plan and developing succession planning for the Private Client Group units. Mr. Helck’s bonus for fiscal 2011 was $2,400,000. In the case of Mr. Julien, objectives included maintaining adequate capital and liquidity, insuring high quality financial reporting, maintaining senior relationships with our lenders, resolving our auction rate securities regulatory investigations and funding that resolution and the recruitment of a new president for Raymond James Trust, NA and our Corporate Development Officer. Mr. Julien’s fiscal 2011 bonus was $1,250,000. In the case of Mr. Zank, those objectives included increasing Private Client Group margins, maintaining strong expense control, targeted branch expansion, recruiting, and increasing financial advisor productivity. Mr. Zank’s bonus for fiscal 2011 was $2,400,000. The bonus awards for Messrs. Helck, Julien and Zank ranged from 89-90% of their 2011 bonus pools.

In determining Mr. James’ annual bonus, the CGN&C Committee took into account fiscal year 2011 results which included record net revenues and record net profits in a year in which the market was uncertain. The Committee noted the completion of the transition of CEO duties, including changes in reporting relationships and functional responsibilities as well as ongoing recruiting results and credit risk management. The CGN&C Committee also took into account and rewarded Mr. James for his continuing day-to-day involvement in overseeing international operations, proprietary capital and Raymond James Tax Credit Funds as well as continuing to chair the Compliance and Standards Committee of RJF. The CGN&C Committee appreciated that this continued involvement on the part of Mr. James enabled Mr. Reilly to focus on the Company’s core business segments. Although the CGN&C Committee would have been willing to award a greater bonus in light of those accomplishments, it acceded to Mr. James’s recommendation that he be awarded a bonus of $2,000,000, 62% of his bonus pool.

The CGN&C Committee has also approved the compensation targets for fiscal 2012 for the new Executive Committee officers to implement the new compensation architecture for senior executive officers.

Prior to 2010, we issued shares of restricted stock under our stock bonus plan to employees of our United States operations in lieu of cash for up to 20% of bonus amounts in excess of $250,000. For fiscal year 2010 bonuses, we issued restricted stock units on a comparable basis. We changed to restricted stock units to obtain a more favorable tax treatment for retirement eligible employees. This change was generally neutral from our perspective. For fiscal year 2011 bonuses, we issued restricted stock units under our stock bonus plan to designated employees of our United States and Canadian operations in lieu of cash for a portion of their bonuses. In August 2010, the CGN&C Committee added two additional tiers to the stock bonus plan allocation formula which increased the equity component of annual bonuses above $2 million and $3 million to 25% and 50%, respectively, effective fiscal year 2011. The number of restricted stock units issued to members of our Operating Committee was determined based upon the market value at the date of grant and the number of restricted stock units issued to other employees was determined using 90% of the market value at the date of grant. The restricted stock units vest after three years. Thus, a portion of annual bonus awards have a retention element.

Stock Options

The third component of the compensation package, incentive and non-qualified stock option awards, is designed, along with the restricted stock units, to provide a direct link between the long-term interests of executives and shareholders. Options have been granted every two years to key management employees. From time to time, stock options may be granted when a special situation exists, as inducements when employees are hired, or if job performance or a change in job responsibilities warrants. It is our policy to maintain the number of outstanding options at less than ten percent of our outstanding shares. As members of our Operating Committee, in fiscal year 2010, all of the Named Executive Officers except Mr. James were granted an equal number of options. During the past five years, the number of shares subject to outstanding options has represented between 4.1% and 5.5% of our outstanding shares. We first determine how many options to grant to department heads and other key employees in total. The number of options that could be granted without all outstanding options exceeding 7% of outstanding shares is then calculated. The number of options granted to those employees in November 2009, in the aggregate was based on that limiting calculation. That total number was allocated among all grantees based upon responsibility and compensation levels. The Operating Committee grantees have been awarded the highest number of options among all grantees. The award of options has been intended to be a retention and shareholder alignment device rather than a major component of compensation. There has been no direct relationship between the number of options granted and the amount of annual bonuses.

No Backdating or Spring Loading.  We do not backdate options or grant options retroactively. In addition, we do not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Options for our stock are granted at fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. Our general practice is to have grants of options reviewed and recommended by the CGN&C Committee and approved by the Board of Directors.

Retirement Plans

The fourth component of the compensation package is our contributions to various retirement plans, which are based on compensation levels and years of service. We maintain three qualified retirement plans: a profit sharing plan, an employee stock ownership plan and a 401(k) plan. Contributions to the profit sharing and employee stock ownership plans, if any, are dependent upon our overall profits. Since inception of the 401(k) plan in 1987, we have matched a portion of the first $1,000 contributed annually by employees to their 401(k) accounts. The plan currently provides for us to match 100% of the first $500 and 50% of the next $500 of compensation deferred by each participant annually. These three plans are offered to employees who meet the length of service and minimum hours worked requirements specified in the plans. We also maintain a non-qualified long term incentive plan for highly compensated employees, including executive officers. Eligibility is restricted to those who meet certain compensation levels set by the CGN&C Committee. The vesting schedule of this plan is designed to encourage long-term employment with the firm. Contributions to this plan are also dependent upon our earnings.

In addition, we have an employee stock purchase plan which allows employees to purchase shares of our common stock on four specified dates throughout the year at a 15% discount from the market value, subject to certain limitations, including a one-year holding period.

The Named Executive Officers participate in these plans on the same basis as other employees.

Compensation of the Chief Executive Officer

Mr. Reilly’s base salary rate for calendar year 2011 was $425,000, a 3.15% increase over calendar year 2010, consistent with treatment accorded other employees for the reasons set forth above under “Base Salary and Annual Bonus”.

In determining Mr. Reilly’s annual bonus, the CGN&C committee took into account fiscal year 2011 results which included record net revenues and net profits. The CGN&C Committee also took into account his successful transition into the CEO role, the resolution of the auction rate securities matters, the recruitment of a new Chief Technology Officer, succession planning for the Private Client Group and the refinement and implementation of the Company’s strategy. Mr. Reilly was awarded $3,500,000, 95% of his bonus pool.

Stock Ownership Guidelines

We grant stock-based compensation in order to align the interests of our employees with those of our shareholders. With the exception of accelerated vesting for death or disability, company-issued options, restricted stock and restricted stock units are not transferable. Members of our Operating Committee were expected to acquire and hold at least 10,000 shares of our stock (including restricted stock and restricted stock units) within two years of becoming an Operating Committee member. They were also expected to retain for three years 25% of the shares of common stock acquired through the exercise of options or vesting of restricted stock or restricted stock units. The Named Executive Officers have met these guidelines.

Derivatives Trading.  Our policy permits executive officers to implement only the following strategies with listed options on our stock: sales of covered calls against our stock held free and clear in street name and put writing. They are not permitted to purchase puts on our stock.

Benefits

The Named Executive Officers participate on the same basis as other employees in health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Perquisites

We provide minimal perquisites to our directors and Named Executive Officers: spousal/companion travel expenses in conjunction with the long range planning Board meeting, sales reward trips and sales and analyst conferences and suite tickets at Raymond James Stadium for Tampa Bay Buccaneer football games.

Separation and Change in Control Arrangements

None of the Named Executive Officers is a party to a separation or change in control agreement with us. However, the award agreements associated with the restricted stock units issued since November 2010 contain a “double trigger” change in control provision that accelerates the vesting of the award if within 12 months after the “Corporate Transaction” the employee involuntarily incurs a “Separation from Service” for other than “Cause” or voluntarily incurs a “Separation from Service” for “Good Reason” all as defined in the agreement. Had both “triggers” occurred on September 30, 2011, restricted stock units held by the Named Executive Officers on that date would have immediately vested and would have had the following values based upon the closing price of Company stock on that date: Mr. Reilly, $341,686; Mr. James, $309,132; Mr. Helck, $244,050; Mr. Zank, $244,050; and, Mr. Julien, $81,333.

Section 162(m)

None of the salaries of the Named Executive Officers exceed $1 million. We believe that the annual bonuses and stock options awarded to the Named Executive Officers constituted performance-based compensation and are deductible for U.S. federal income tax purposes. Approval by shareholders of the 2012 Stock Incentive Plan will be required in order for cash and equity bonus awards as well as stock options granted pursuant to the new senior compensation architecture to be able to constitute performance-based compensation. Awards that qualify as performance-based compensation are generally fully deductible for federal income tax purposes. See Proposal 3 on page 40 of this proxy statement.

Return of Executive Compensation by an Executive

Our Board adopted a Compensation Recoupment Policy effective October 1, 2010 under which reimbursement (i) shall be obtained from executive officers in the case of a financial restatement and the restated results would not support previously received incentive compensation and (ii) may be obtained from any employee in the case of materially inaccurate performance metric(s) and the revised performance metric would not support previously received incentive compensation.

Fiscal 2011 Bonus Formulas for Named Executive Officers
(as Approved by the CGN&C Committee)

Executive Officer	Basis
Paul C. Reilly Chief Executive Officer – RJF	0.8% of total Company pre-tax profits.

Thomas A. James Executive Chairman – RJF	0.7% of total Company pre-tax profits.

Chet Helck Chief Operating Officer – RJF	0.8% of total pre-tax profits of domestic PCG per PCG Contribution Report*, RJ Ltd. and Raymond James Investment Services; plus, participation in the Company Performance Bonus Pool.

Dennis W. Zank President – RJA	2.6% of the pre-tax profits of RJA per PCG Contribution Report*; plus, participation in the Company Performance Bonus Pool.

Jeffrey P. Julien Executive Vice President, Finance and Chief Financial Officer – RJF; Chairman, Raymond James Bank, FSB	0.3% of total Company pre-tax profits.

*	The PCG Contribution Report adjusts the Private Client Group financial statement pre-tax profits for items related to the private client group sales force, primarily a credit for interest income on cash balances arising from private clients, and also includes adjustments to actual clearing costs, mutual fund revenues and expenses, credit for correspondent clearing, insurance agency and certain asset management profits, accruals for benefit expenses, profits generated by certain private client support operations and other adjustments. These adjustments may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, and foreign exchange impacts.

Compensation actions — The following “Annual Direct Compensation” table shows annual salary in fiscal 2011 and annual incentive compensation awarded in fiscal 2012 for fiscal 2011 performance. The Annual Direct Compensation table reflects the CGN&C Committee’s view of its annual compensation determinations related to the Named Executive Officers for fiscal 2011. The Summary Compensation Table required by the SEC is on page 29 of this proxy statement.

Annual Direct Compensation

Name and Principal Position	Year	Annual Compensation
		Salary	Incentive Compensation		Total
			Cash	Stock Awards (1)
Paul C. Reilly (2) Chief Executive Officer – RJF	2011	$421,750	$2,700,025	$799,975	$3,921,750
	2010	$409,000	$2,180,001	$419,999	$3,009,000
Thomas A. James (2) Executive Chairman – RJF	2011	$342,504	$1,700,024	$299,976	$2,342,504
	2010	$332,647	$2,020,016	$379,984	$2,732,647
	2009	$325,542	$1,640,012	$284,988	$2,250,542
Chet Helck Chief Operating Officer – RJF	2011	$317,500	$2,000,012	$399,988	$2,717,500
	2010	$308,000	$1,700,014	$299,986	$2,308,000
	2009	$302,000	$900,000	$100,000	$1,302,000
Dennis W. Zank President – RJA	2011	$283,750	$2,000,012	$399,988	$2,683,750
	2010	$271,878	$1,700,014	$299,986	$2,271,878
Jeffrey P. Julien Executive VP, Finance Chief Financial Officer – RJF	2011	$217,250	$1,100,012	$149,988	$1,467,250
	2010	$192,500	$900,026	$99,974	$1,192,500
	2009	$188,000	$653,520	$56,480	$898,000

(1)	The stock awards (restricted stock units (“RSUs”) for fiscal year 2011 and 2010; shares of restricted stock for years prior) vest in one installment approximately three years from grant date. The stock awards are based on tiered percentages of annual bonus amounts in excess of $250,000 in accordance with the formula adopted by the CGN&C Committee under the stock bonus plan. Each RSU represents the right to receive one share of common stock on the vesting date and non-preferential dividend equivalents, payable in stock, equal to any dividends paid during the vesting period. RSUs have no voting rights.
(2)	Effective May 1, 2010, Mr. Reilly succeeded Mr. James as Chief Executive Officer.

The above table is presented to show how the CGN&C Committee viewed compensation actions, but it differs substantially from the Summary Compensation Table required by the SEC and is not a substitute for the information required by the Summary Compensation Table on page 29 of this proxy statement.

The Summary Compensation Table shows compensation information in a format required by the SEC. There are three principal differences between the Summary Compensation Table and the above Annual Direct Compensation table:

•	The Company grants both cash and equity incentive compensation after the earnings for a fiscal year have been announced. In both the Annual Direct Compensation table above and the Summary Compensation Table, cash incentive compensation paid in fiscal 2012 for fiscal 2011 performance is shown as fiscal 2011 compensation. The Annual Direct Compensation table above treats equity awards similarly, so that equity awards granted in fiscal 2012 for fiscal 2011 performance are shown as fiscal 2011 compensation. The Summary Compensation Table does not follow this treatment and instead reports the value of equity grants in the year in which they are granted. As a result, equity awards granted in fiscal 2012 for fiscal 2011 performance are not shown in the Summary Compensation Table for fiscal 2011. Instead, the Summary Compensation Table includes for fiscal 2011 the value of equity awards granted in fiscal 2011 for fiscal 2010 performance.
•	The Summary Compensation Table includes biannual stock option grants; the Annual Direct Compensation table does not.
•	The Summary Compensation Table reports all other compensation. The Annual Direct Compensation table does not. Those amounts are not shown above because they are (1) not realized currently by the Named Executive Officer (i.e., Employee Stock Ownership Plan Contribution; Profit Sharing Plan Contribution; 401(k) Company Match; and, Deferred Compensation Plan Contribution), (2) not within the purview of the CGN&C Committee (i.e., Dividends on Unvested Stock and Commissions), or (3) relatively de minimis in terms of annual compensation (i.e., perquisites).

CGN&C Committee Report

The CGN&C Committee of the Board of Directors, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with our management. Based on the review and discussions, the CGN&C Committee recommended to our Board of Directors that the CD&A be included in this proxy statement.

Corporate Governance, Nominating and Compensation Committee Robert P. Saltzman, Chair Gordon L. Johnson Susan N. Story

SUMMARY COMPENSATION TABLE

The following table summarizes compensation for the fiscal years indicated, respectively, for our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers, including our Executive Chairman who was Chief Executive Officer until April 30, 2010 (the “Named Executive Officers”).

Name	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	All Other Compensation (3)	Total
Paul C. Reilly (4) Chief Executive Officer – RJF	2011	$421,750	$2,700,025	$419,999	—	$169,402	$3,711,176
	2010	$409,000	$2,180,001	$43,730	$271,551	$156,996	$3,061,278
Thomas A. James (4) Executive Chairman – RJF	2011	$342,504	$1,700,024	$379,984	—	$90,802	$2,513,314
	2010	$332,647	$2,020,016	$284,988	—	$118,027	$2,755,678
	2009	$325,542	$1,640,012	$449,993	—	$50,396	$2,465,943
Chet Helck Executive VP – RJF CEO of Global Private Client Group – RJF (5)	2011	$317,500	$2,000,012	$299,986	—	$77,400	$2,694,898
	2010	$308,000	$1,700,014	$100,000	$271,551	$100,628	$2,480,193
	2009	$302,000	$900,000	$231,983	—	$25,564	$1,459,547
Dennis W. Zank Chief Operating Officer – RJF (5) Chief Executive Officer – RJA	2011	$283,750	$2,000,012	$299,986	—	$70,359	$2,654,107
	2010	$271,878	$1,700,014	$61,282	$271,551	$99,450	$2,404,175

Jeffrey P. Julien Executive VP, Finance Chief Financial Officer – RJF	2011	$217,250	$1,100,012	$99,974	—	$55,340	$1,472,576
	2010	$192,500	$900,026	$56,480	$271,551	$81,363	$1,501,920
	2009	$188,000	$653,520	$77,490	—	$22,381	$941,391

(1)	The amounts disclosed in the Bonus column represent the annual cash bonus, as described in the CD&A, awarded to the Named Executive Officers.
(2)	The amounts shown in the Stock Awards and Option Awards columns represent the grant date fair value of equity awards granted to the Named Executive Officers in the fiscal year shown. For a description of the assumptions used in calculating the fair value of equity awards under ASC Topic 718, see Note 20 to our financial statements in our Form 10-K report for the year ended September 30, 2011.
(3)	See the All Other Compensation table below for a breakdown of these amounts.
(4)	Effective May 1, 2010, Mr. Reilly succeeded Mr. James as Chief Executive Officer.
(5)	Titles effective January 1, 2012.

All Other Compensation — For fiscal 2011, All Other Compensation includes our contributions to defined contribution plans, dividends on unvested stock, commissions and perquisites.

Name	Employee Stock Ownership Plan Contribution	Profit Sharing Contribution	401(k) Company Match	Deferred Compensation Plan Contribution (a)	Deferred Compensation Plan Gain (a)	Dividends on Unvested Stock	Commissions	Perquisites (b)	Total All Other Compensation
Paul C. Reilly	$4,900	$11,379	$750	$40,320	($3,282)	$88,438	—	$26,897	$169,402
Thomas A. James	$4,900	$14,407	—	$40,320	($6,755)	$19,717	$18,213	—	$90,802
Chet Helck	$4,900	$12,756	$750	$40,320	($7,232)	$9,095	$479	$16,332	$77,400
Dennis W. Zank	$4,900	$13,513	$750	$40,320	($7,008)	$6,934	$10,950	—	$70,359
Jeffrey P. Julien	$4,900	$13,169	$750	$40,320	($7,313)	$3,483	$31	—	$55,340

(a)	See Nonqualified Deferred Compensation table for more information.
(b)	Includes (1) Company paid travel and related expenses for spouse or guest and (2) Raymond James Stadium suite tickets for which the Company incurred no incremental costs.

The following table provides information on the grants of plan based awards made to each of the Named Executive Officers during the fiscal year ended September 30, 2011.

GRANTS OF PLAN BASED AWARDS FOR FISCAL YEAR ENDED SEPTEMBER 30, 2011

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)	All Other Option Awards: Number of Securities Underlying Options (2)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Paul C. Reilly	12/15/2010	13,162	—	—	$419,999
Thomas A. James	12/15/2010	11,908	—	—	$379,984
Chet Helck	12/15/2010	9,401	—	—	$299,986
Dennis W. Zank	12/15/2010	9,401	—	—	$299,986
Jeffrey P. Julien	12/15/2010	3,133	—	—	$99,974

(1)	We grant RSUs in lieu of a portion of the annual bonus awarded to highly compensated employees (see the CD&A for more information). The RSUs vest approximately three years from the date of grant.
(2)	Options have been granted every two years to key management employees (i.e., fiscal 2008 and fiscal 2010). See the CD&A for more information including plans to grant options annually to senior executives. The stock options vest approximately five years from the date of grant.
(3)	Reflects the grant date fair value of each equity award computed in accordance with ASC Topic 718. For a description of the assumptions used in calculating the fair value of equity awards under ASC Topic 718, see Note 20 of our financial statements in our Form 10-K for the fiscal year ended September 30, 2011.

The following table provides information on exercisable and unexercisable options and unvested stock awards held by the Named Executive Officers on September 30, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR ENDED SEPTEMBER 30, 2011

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)
Paul C. Reilly	2,500	—	$31.82	2/16/12 (2)	175,000	(4)	$4,543,000
	2,500	—	$25.87	2/15/13 (2)	1,876	(6)	$48,701
	—	2,500	$15.91	2/20/14 (2)	13,162	(7)	$341,686
	—	25,000	$25.28	1/24/16 (3)	—		—
Thomas A. James	—	—	—	—	23,124	(5)	$600,299
	—	—	—	—	12,226	(6)	$317,387
	—	—	—	—	11,908	(7)	$309,132
Chet Helck	15,000	—	$24.97	2/1/12 (8)	11,921	(5)	$309,469
	9,000	6,000	$30.44	1/27/14 (9)	4,290	(6)	$111,368
	—	25,000	$25.28	1/24/16 (3)	9,401	(7)	$244,050
Dennis W. Zank	15,000	—	$24.97	2/1/12 (8)	1,955	(10)	$50,752
	9,000	6,000	$30.44	1/27/14 (9)	7,194	(5)	$186,756
	—	25,000	$25.28	1/24/16 (3)	2,629	(6)	$68,249
	—	—	—	—	9,401	(7)	$244,050
Jeffrey P. Julien	15,000	—	$24.97	2/1/12 (8)	3,982	(5)	$103,373
	9,000	6,000	$30.44	1/27/14 (9)	2,423	(6)	$62,901
	—	25,000	$25.28	1/24/16 (3)	3,133	(7)	$81,333

(1)	The market value of the stock awards is based on the closing market price of our common stock as of September 30, 2011, which was $25.96.
(2)	The option was granted as compensation for services provided as a nonemployee director. The option was granted five years prior to the option expiration date. The unexercisable options vest 100% in three years from date of grant.
(3)	The option was granted six years and two months prior to the option expiration date. The unexercisable options vest 60% in three years, 8% in four years, 16% in five years and 16% in five years and two months from date of grant.
(4)	A 250,000 share award was granted on May 1, 2009; the 175,000 unvested shares vest 42% in three years, 29% in four years, and 29% in five years from that date.
(5)	The stock award was granted on December 5, 2008 and cliff vests in approximately three years from that date.
(6)	The stock award was granted on December 15, 2009 and cliff vests in approximately three years from that date.
(7)	The RSU award was granted on December 15, 2010 and cliff vests in approximately three years from that date.

(8)	The option was granted six years and two months prior to the option expiration date.
(9)	A 15,000 option award was granted six years and two months prior to the option expiration date. The 6,000 unexercisable options vest 3% in four years, 47% in four years and two months, and 50% in five years and two months from date of grant.
(10)	The stock award was granted on December 20, 2006 and the unvested shares vest five years from that date.

The following table provides information, on an aggregate basis, about stock options that were exercised and restricted stock awards that vested during the fiscal year ended September 30, 2011 for each of the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED SEPTEMBER 30, 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized On Exercise (2)	Number of Shares Acquired on Vesting (3)	Value Realized On Vesting
Paul C. Reilly	2,250	$19,208	—	—
Thomas A. James	—	—	18,566	$573,689 (4)
Chet Helck	—	—	8,993	$277,884 (4)
Dennis W. Zank	—	—	1,955	$64,280 (5)
			7,542	$233,048 (4)
Jeffrey P. Julien	—	—	2,552	$78,857 (4)

(1)	Total number of shares underlying the options exercised during fiscal 2011.
(2)	Amounts in this column reflect the difference between the market price on the date of exercise and the exercise price of the options exercised, multiplied by the number of options exercised.
(3)	Total number of restricted shares that vested during fiscal 2011.
(4)	The value of the shares on December 7, 2010 (the date of vesting) using the closing market price for our common stock, which was $30.90.
(5)	The value of the shares on December 20, 2010 (the date of vesting) using the closing market price for our common stock, which was $32.88.

The table below reflects Company credits and deemed earnings thereon under two deferred compensation plans for our Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1) (2)	Aggregate Earnings (Losses) in Last Fiscal Year (1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End (3)
Paul C. Reilly	—	$40,320	($3,282)	—	$35,717
Thomas A. James	—	$40,320	($6,755)	$48,307	$814,122
Chet Helck	—	$40,320	($7,232)	$48,307	$336,757
Dennis W. Zank	—	$40,320	($7,008)	$48,307	$560,885
Jeffrey P. Julien	—	$40,320	($7,313)	$41,416	$480,041

(1)	The amounts presented in these columns are included in the All Other Compensation table located after the footnotes to the Summary Compensation Table.
(2)	Represents amounts earned with respect to last fiscal year but contributed in December 2011.
(3)	The amounts presented in this column include previously and currently reported compensation with regard to Long Term Incentive Plan (“LTIP”) contributions made by us. The following amounts represent vested balances of the Named Executive Officers at September 30, 2011: Mr. Reilly $0, Mr. James $653,958, Mr. Helck $176,593, Mr. Zank $400,721 and Mr. Julien $319,877.

Our LTIP, originally adopted effective October 1, 2000, is an unfunded deferred compensation plan benefiting key management and other highly compensated employees. Under the LTIP, we determine each year which employees will be participants for that plan year and then establish an account on our books for that plan year for each participant. Although we can elect to use other allocation formulas, historically, the allocations under the LTIP have been made based upon the individual participant’s level of compensation above a minimum, and not in excess of a maximum, amount (for fiscal 2011, these amounts were $245,000 and $845,000, respectively). The CGN&C Committee or its designee then decides the percentage, if any, by which that compensation is multiplied to determine the contribution credited to each participant’s account for the particular plan year. Each account is thereafter credited (or debited), based upon the account’s allocable share of the return that would have been earned (including any negative return) had all accounts been invested in a group of unaffiliated mutual funds. The Executive Chairman and Chief Financial Officer select those mutual funds, pursuant to authority delegated by the CGN&C Committee. Annual allocations and their deemed earnings vest after five years, subject to earlier vesting in the case of death, disability or separation of service after attaining age 65. In the case of early retirement, a participant can continue to accrue vesting credit after such retirement so long as certain non-competition covenants are not violated. We pay the vested account balance in a cash lump sum after five years of credited service, subject to earlier payment in the case of death, disability or separation of service after normal retirement age and subject to certain deferral rights that must be exercised at least 12 months in advance. Because the account balances are unfunded, they represent only unsecured claims in the event we become bankrupt.

Our Deferred Management Bonus Plan (“DMBP”), which was originally adopted effective as of October 1, 1989, preceded the LTIP. The DMBP remains in effect to administer certain amounts credited prior to the adoption of the LTIP. The last bonus allocation that was made to the DMBP was with respect to fiscal year 1999. Since that time, additional amounts credited to the DMBP accounts have been based on a deemed interest return on the amounts in the respective DMBP accounts. Like the LTIP, the DMBP is an unfunded plan that was established to benefit key management and other highly compensated employees. For fiscal years 1990 through 1999, each participant’s account was credited with a contribution, if any, determined by us in a manner similar to the LTIP. During such period and thereafter, participants’ accounts have been credited with a deemed interest return, based upon the average annual interest rate payable by RJA on brokerage client account funds. Annual amounts credited to a participant’s account and the deemed interest vest ratably over an eight-year period, subject to earlier vesting in the case of death, disability, attaining age 65 or a qualified early retirement. We pay the vested account balance as soon as practical following death or disability and pay the vested account balance as soon as practical after the end of the plan year in which retirement occurs after attaining age 65. Other provisions apply in the case of early retirement. Because the account balances are unfunded, they represent only unsecured claims in the event we become bankrupt.

OTHER ARRANGEMENTS WITH CHIEF EXECUTIVE OFFICERS

Paul C. Reilly, our Chief Executive Officer was granted 250,000 restricted shares pursuant to his hiring letter. Those shares vest(ed) on his starting date anniversaries as follows: 30% on May 1, 2010, 30% on May 1, 2012, 20% on May 1, 2013 and 20% on May 1, 2014. Like our other employees, Mr. Reilly’s employment is “at will”.

In December 2009, Thomas A. James entered into an agreement with us confirming (1) the terms of his continued employment after he has retired as Chief Executive Officer and (2) the terms of his continuing service as a non-employee Chairman of the Board should he retire from our employment. As Executive Chairman of the Board, Mr. James will be paid an annual salary of $335,000, subject to normal annual adjustment as approved by the CGN&C Committee of the Board of Directors, and be eligible to participate in our annual cash bonus and associated Stock Bonus Plan in accordance with a formula approved by the CGN&C Committee. The agreement provides that, like our other employees, Mr. James is an “employee at will”. Should Mr. James retire from employment, but desire to continue to serve as the non-executive Chairman of the Board, we will request that the Board of Directors nominate him for election to the Board and elect him to serve as its Chairman so long as he is elected to the Board by the shareholders and maintains undisclaimed beneficial holdings of five percent of the outstanding shares of our stock. As compensation for his service as non-executive Chairman, Mr. James would be paid director’s fees as are paid to our independent directors, plus a Chairman’s retainer increment as determined by the CGN&C Committee.

TRANSACTIONS WITH RELATED PERSONS

Review of Related Person Transactions

The CGN&C Committee adopted a Related Person Transaction Approval Policy which is in writing and administered by that Committee. This policy applies to any transaction or series of transactions in which we or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Under the policy, our management will determine whether a transaction meets the requirements of a related person transaction requiring review by the Committee. Transactions that fall within this definition will be referred to the Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee will decide whether or not to approve such transaction and will approve only those transactions that are in our best interest. If we become aware of an existing transaction with a related person which has not been approved under this policy, the matter will be referred to the Committee. The Committee will evaluate all options available, including ratification, revision or termination of such transaction. For purposes of the policy, the term “related person” has the meaning ascribed to it in SEC regulation S-K 404(a) “Transactions with related persons, promoters and certain control persons”.

Transactions

We, in the ordinary course of our business, make bank loans to, and hold bank deposits for certain of our officers and directors and also extend margin credit in connection with the purchase of securities to certain of our officers and directors who are affiliated with one of our broker-dealers, as permitted under the Sarbanes-Oxley Act (the “Act”). These transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons, and do not involve more than normal risk of collectability or present other unfavorable features. We also, from time to time and in the ordinary course of our business, enter into transactions involving the purchase or sale of securities as principal from, or to, directors, officers and employees and accounts in which they have an interest. These purchases and sales of securities on a principal basis are effected on substantially the same terms as similar transactions with unaffiliated third parties.

We have from time to time established private investment funds to permit certain officers to participate in our merchant banking, venture capital and other similar activities by investing alongside the funds that we raise and manage for non-employee investors. Trusts benefiting family members of these officers have also invested in these funds. One employee “alongside” fund is not subject to a management carried interest. In addition, certain of our directors and executive officers from time to time may invest their personal monies in funds managed by our subsidiaries on substantially the same terms and conditions as other similarly situated investors in these funds who are neither directors nor officers.

The only director, executive officers or affiliated entity who received distributions of profits earned on investments made by, and other income from, any affiliated fund from which total distributions exceeded $120,000 in the aggregate in fiscal 2011, were (1) a trust affiliated with Mr. James, which received $507,997, (2) Richard G. Averitt, III, Chairman and Chief Executive Officer of RJFS, who received $164,896, (3) Jeffrey E. Trocin, Executive Vice President of Equity Capital Markets of RJA, who received $133,893, and (4) Raymond James Employee Investment Fund I, L.P., which received $389,679.

Thomas A. and Mary James permit us to display over 2,000 pieces from their nationally known art collection throughout the Raymond James home office complex, without charge to us. The art collection is a marketing attraction for businesses and other organizations, and we provide regular tours for clients, local schools, business groups and nonprofit organizations. In addition, from time to time, pieces from the collection are temporarily displayed in connection with branch office client events for which we bear the cost of shipping. In return, we bear the cost of insurance and the direct and overhead costs of two staff persons who serve as curators for the collection and conduct both on and off-site tours and exhibitions. The total cost to us for these items during fiscal 2011 was approximately $173,000.

Courtland James, a son of Thomas A. James, is employed as a Vice President of New Business Development for Eagle, a subsidiary of the Company. He was paid compensation in fiscal 2011 of $167,588. Huntington James, a son of Thomas A. James, is employed in a non-executive position by us. He was paid compensation in fiscal 2011 of $257,598. Donald Blair, the son-in-law of Francis S. Godbold, is an investment banker with RJA. He was paid compensation in fiscal 2011 of $532,074. Karen Julien, the wife of Jeffrey P. Julien, is employed by RJA as a branch manager. She was paid compensation in fiscal 2011 of $122,489.

RJ Ltd., our Canadian subsidiary, made a forgivable loan in August 2008, in the amount of CDN$1,000,000 to Paul D. Allison, pursuant to his offer letter to join RJ Ltd. as Co-President and Co-CEO. Forgivable loans are typical recruiting inducements in the Canadian securities industry. Under the terms of the loan, one third of the principal amount would be forgiven each year if he remained an employee. This loan came to the attention of the Company’s general counsel in October 2010 who informed RJ Ltd. and Mr. Allison that since he became an executive officer of the Company, maintaining that loan is prohibited under Section 402 of the Act. As a consequence, RJ Ltd. forgave the CDN$333,333.33 remaining balance of the loan in November 2010, seven months prior to the last contractual forgiveness date.

EQUITY COMPENSATION PLAN INFORMATION

The following table includes stock options, restricted stock and restricted stock units that can be issued pursuant to our stock-based compensation plans as of September 30, 2011. The table below does not include equity compensation plans that meet the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), namely the Profit Sharing Plan and Employee Stock Ownership Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights (1)	(c) Number of securities remaining available for future issuance under equity compensation plans. (Excludes securities reflected in column (a))
Equity compensation plans approved by shareholders (2)	3,367,746	$26.96	16,140,253	(3)
Equity compensation plans not approved by shareholders (4)	664,840	$29.24	1,104,317
Total	4,032,586	$27.34	17,244,570

(1)	The weighted-average exercise price does not take into account the shares or restricted stock units issued under our restricted stock and employee stock purchase plans, which have no exercise price. The weighted-average remaining contractual term of the outstanding options as of September 30, 2011 was 2.65 years.
(2)	We have six plans that were approved by shareholders: the 1992 and 2002 Incentive Stock Option Plans, each as amended, the 2003 Employee Stock Purchase Plan, as amended, the 2005 Restricted Stock Plan, as amended, the 2007 Stock Bonus Plan, as amended, and the 2007 Stock Option Plan for Independent Contractors, as amended.
(3)	Includes 1,416,833 shares remaining available for issuance under the 2007 Stock Bonus Plan, as amended, 4,999,409 shares remaining available for issuance under the 2005 Restricted Stock Plan, as amended, and 3,507,648 shares remaining available for issuance under the 2003 Employee Stock Purchase Plan, as amended, as of September 30, 2011. The 1992 Incentive Stock Option Plan, which had 2,047,207 shares remaining available for issuance of options as of September 30, 2011, will terminate if the 2012 Stock Incentive Plan is approved by shareholders. Options for shares remaining available under the 1992 Incentive Stock Option Plan will not be issued after such approval date. See the fourth paragraph in “Background” under “Proposal 3: To Approve the 2012 Stock Incentive Plan” with respect to which of our other existing equity plans will be succeeded by the proposed 2012 Stock Incentive Plan.
(4)	We have two non-qualified option plans that were not required to be approved by shareholders: the Stock Option Plan for Key Management Personnel, as amended, and the Stock Option Plan for Outside Directors, as amended.

The material features of our equity compensation plans which have not been approved by shareholders are, as required by the SEC rules, described below. These descriptions do not purport to be complete and are qualified in their entirety by reference to the plan documents which are included as exhibits to our annual report on Form 10-K for the fiscal year ended September 30, 2011.

Under one of our non-qualified stock option plans, we may grant options to our outside directors. Options vest over a three-year period from grant date provided that the director is still serving on our Board. Under our second non-qualified stock option plan, we may grant options to key management personnel. Option terms are specified in individual agreements and expire on a date no later than the tenth anniversary of the grant date. Under all plans, the exercise price of each option equals the market price of our stock on the date of grant.

Our 1990 Stock Option Plan for Independent Contractors, as amended, was not approved by shareholders. Options remain outstanding under the 1990 plan. Options are exercisable five years after grant date provided that the Independent Contractor Financial Advisor is still associated with us. The 1990 plan was succeeded by the 2007 Stock Option Plan for Independent Contractors which was approved by the shareholders in February 2007.

Two of our restricted stock plans were not approved by shareholders. Shares have not been issued under the 1999 Restricted Stock Plan since it was succeeded by the 2005 Restricted Stock Plan upon the shareholders’ approval of that plan in February 2005.

No additional shares will be issued under our 1999 Stock Bonus Plan. That plan was succeeded by the 2007 Stock Bonus Plan which was approved by the shareholders in February 2007. Like the 1999 Stock Bonus Plan, restricted shares have been issued under the 2007 Stock Bonus Plan to most officers and certain other employees in lieu of cash for 10% to 20% of annual bonus amounts in excess of $250,000. In computing the number of shares to be awarded to most employees, 90% of our applicable stock price is used. Operating Committee members’ awards have been computed based upon 100% of our applicable stock price. Commencing in November 2010, restricted stock units that settle in shares are being issued under the 2007 Stock Bonus Plan rather than shares of restricted stock. Effective fiscal year 2011, the upper end of the range of the portion of the annual bonus in excess of $250,000 paid in restricted stock units increased from 20% to 50%.

The shares are generally restricted for, and the restricted stock units will vest after, a three-year period, during which time the shares/units are forfeitable in the event of voluntary termination. In most cases, the compensation cost is recognized over the three-year vesting period based on the market value of the shares on the date of grant.

PROPOSAL 2:	TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012, and our Board of Directors has directed that management submit the appointment of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. KPMG LLP has served as our independent registered public accounting firm since 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement at the Annual Meeting and will be available to respond to appropriate questions.

Neither our By-Laws nor other governing documents or law require shareholder ratification of appointment of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of our Board of Directors recommended, and our Board of Directors is, submitting the appointment of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of us and our shareholders.

Ratification of the appointment of KPMG LLP will require that the votes cast favoring the appointment exceed the votes cast opposing it.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows information about fees paid by Raymond James Financial, Inc. to KPMG LLP related to the fiscal years indicated. All fees were approved by the Audit Committee (see discussion in the “Report of the Audit Committee of the Board of Directors”).

	2011	2010
Audit fees	$2,536,715	$2,484,517
Audit – related fees (a)	$484,586	$155,000
Tax fees (b)	$28,325	$52,000
All other fees (c)	$43,259	$55,936

(a)	Primarily fees for comfort letter and custody rule examinations of registered investment advisors in 2011 and comfort letter fees in 2010.
(b)	Tax fees include fees related to the preparation of Canadian tax returns and consultation on various Canadian tax matters, including support during income tax audit or inquiries.
(c)	Consulting fees related to reporting required by regulations and client tax reporting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 3:  TO APPROVE THE 2012 STOCK INCENTIVE PLAN

Background

On November 22, 2011, the Board of Directors adopted the 2012 Stock Incentive Plan (the “2012 Plan”), subject to shareholder approval. We are asking our shareholders to approve the 2012 Plan so that we can use the 2012 Plan to achieve the Company’s performance, recruiting, retention and incentive goals, as well as receive a federal income tax deduction for certain compensation paid under the 2012 Plan.

The Company currently grants stock options and/or restricted stock units to the Company’s directors, employees and independent contractors as an incentive to increase long-term shareholder value. The 2012 Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and cash awards to allow the Company to adapt its incentive compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

We strongly believe that the approval of the 2012 Plan is essential to our continued success. The Board of Directors and management believe that equity and cash awards motivate high levels of performance, align the interests of our personnel and shareholders by giving directors, employees and independent contractors the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company. The Board of Directors and management believe that equity and cash awards are a competitive necessity in our industry, and are essential to recruiting and retaining the highly successful “producers” and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current directors, employees and independent contractors. The Board of Directors and management believe that the ability to grant equity and cash awards will be important to the future success of the Company.

The 2012 Plan will serve as the successor to our 1996 Stock Option Plan for Key Management Personnel, 2007 Stock Option Plan for Independent Contractors, 2002 Incentive Stock Option Plan, Stock Option Plan for Outside Directors, 2005 Restricted Stock Plan and 2007 Stock Bonus Plan (the “Predecessor Plans”). Assuming shareholders approve the 2012 Plan, the 2012 Plan will be effective as of November 22, 2011, and the Predecessor Plans will terminate on the date shareholders approve the 2012 Plan (except with respect to awards previously granted under the Predecessor Plans that remain outstanding). As described in further detail below, the share reserve under the 2012 Plan will include fifteen million four hundred thousand (15,400,000) new shares and the shares available for grant under the Predecessor Plans. Thus, the actual increase in shares available for grant under the Company’s equity incentive plans is only fifteen million four hundred thousand (15,400,000) (given that the shares available for grant under the Predecessor Plans already were reserved under the Predecessor Plans and, except for the approximately 1.1 million shares reserved under the Stock Option Plan for Key Management Personnel and the Stock Option Plan for Outside Directors, were previously approved by shareholders, as described in “Equity Compensation Plan Information” above). The 1992 Incentive Stock Option Plan is not a Predecessor Plan, and the 1992 Incentive Stock Option Plan will also terminate on the date shareholders approve the 2012 Plan (except with respect to awards previously granted under the 1992 Incentive Stock Option Plan, that remain outstanding). Options for the 2,047,207 shares remaining available for issuance as of September 30, 2011 under the 1992 Incentive Stock Option Plan will not be issued after such approval date. If shareholders approve the 2012 Plan, the Company currently expects that it will not ask shareholders to approve additional shares for the 2012 Plan until at least the 2015 Annual Meeting of Shareholders, depending on business conditions, as well as the impact of the expected acquisition of Morgan Keegan & Company, Inc. on the number of future equity awards made as components of bonuses and for retention purposes.

A general description of the 2012 Plan is set forth below. This description is qualified in its entirety by the terms of the 2012 Plan, a copy of which is attached hereto as Appendix A.

Summary of the 2012 Stock Incentive Plan

Share Reserve.  The number of shares of Company common stock initially reserved for issuance under the 2012 Plan will include (a) a new number of shares reserved for issuance under the 2012 Plan of fifteen million four hundred thousand (15,400,000) shares; and (b) the number of shares (11,689,715 as of September 30, 2011) that have been reserved but not subject to any awards granted under the Predecessor Plans as of the date the Predecessor Plans terminate. Thus, the actual increase in shares available for grant under the Company’s equity incentive plans is only fifteen million four hundred thousand (15,400,000) (given that the shares available for grant under the Predecessor Plans already were reserved under the Predecessor Plans and, except for the approximately 1.1 million shares reserved under the Stock Option Plan for Key Management Personnel and the Stock Option Plan for Outside Directors, were previously approved by shareholders, as described in “Equity Compensation Plan Information” above).

Share Counting.  Each share issued in connection with an award granted under the 2012 Plan other than stock options and stock appreciation rights will be counted against the 2012 Plan’s share reserve as 2.8 shares for every one share issued in connection with such award (and shall be counted as 2.8 shares for every one share that is returned or deemed not to have been issued from the 2012 Plan).

Administration.  The CGN&C Committee will administer our 2012 Plan (the “Administrator”). With respect to grants to officers and directors or awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Administrator shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

No Repricings or Exchanges without Shareholder Approval.  The Company shall obtain shareholder approval prior to (a) the reduction of the exercise price of any stock option or the base appreciation amount of any stock appreciation right awarded under the 2012 Plan or (b) the cancellation of a stock option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for another stock option, stock appreciation right, restricted stock, cash buyout or other award (unless the cancellation and exchange occurs in connection with a Corporate Transaction). Notwithstanding the foregoing, cancelling a stock option or stock appreciation right in exchange for another stock option, stock appreciation right, restricted stock, or other award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original stock option or stock appreciation right will not be subject to shareholder approval.

Terms and Conditions of Awards.  The 2012 Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights, stock appreciation rights and cash awards (collectively referred to as “awards”). Stock options granted under the 2012 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, independent contractors and directors or to employees, independent contractors and directors of our related entities. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Under the 2012 Plan, awards may be granted to such employees, independent contractors or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2012 Plan shall be designated in an award agreement.

Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, independent contractors and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the 2012 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the 2012 Plan (subject to the limitations described above), to construe and interpret the terms of the 2012 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, to establish or cause to be established a trust for the purpose of purchasing shares on the open market, holding such shares and using such shares to satisfy the Company’s obligations with respect to grants of restricted stock units to participants resident in Canada, and to take such other action not inconsistent with the terms of the 2012 Plan, as the Administrator deems appropriate.

The term of any award granted under the 2012 Plan will be stated in the applicable award agreement, provided that the term of a stock option or stock appreciation right may not exceed seven (7) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us) and the term of an award other than a stock option or stock appreciation right may not exceed ten (10) years. Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The 2012 Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2012 Plan, the exercise or purchase price shall be determined by the Administrator. In the case of an award other than an incentive stock option, the exercise or purchase price is generally payable in cash through the participant’s Raymond James brokerage account, shares or with respect to stock options (other than incentive stock options), payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure. In the case of an incentive stock option, the exercise price is generally payable in cash through the participant’s Raymond James brokerage account or shares.

Under the 2012 Plan, the Administrator may establish one or more programs under the 2012 Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2012 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

Dividends and Dividend Equivalent Rights.   Dividends and dividend equivalent rights shall be automatically held subject to the vesting of the underlying restricted stock and restricted stock units that are subject to performance vesting. No dividends or dividend equivalent rights will be paid for stock options or stock appreciation rights.

Section 162(m) of the Code.  The maximum number of shares with respect to which stock options and stock appreciation rights may be granted to a participant in each successive twelve (12) month period is two hundred thousand (200,000) shares. In connection with the participant’s commencement of service, he or she may be granted stock options and stock appreciation rights for up to a maximum of four hundred thousand (400,000) shares. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure. Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which stock options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to stock options granted under such a plan and with an exercise price equal to the fair market value of the shares on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any stock option or stock appreciation right is canceled, the canceled award shall continue to count against the maximum number of shares with respect to which an award may be granted to a participant.

For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, with respect to each twelve (12) month period that constitutes or is part of each performance period, the maximum number of shares that may be issued to a participant pursuant to such awards shall be two hundred thousand (200,000) shares. In connection with a participant’s commencement of service and with respect to a twelve (12) month period that constitutes or is part of a performance period that begins within twelve (12) months of such commencement, up to a maximum of four hundred thousand (400,000) shares may be issued to the participant. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure. In addition, the foregoing limitations shall be prorated for any performance period consisting of fewer than twelve (12) months.

For cash awards that are intended to be performance-based compensation under Section 162(m) of the Code, with respect to each twelve (12) month period that constitutes or is part of each performance period, the maximum amount that may be paid to a participant pursuant to such awards shall be five million dollars ($5,000,000). The foregoing limitation shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure. In addition, the foregoing limitation shall be prorated for any performance period consisting of fewer than twelve (12) months.

In order for restricted stock, restricted stock units and cash awards to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than ninety (90) days after the commencement of the services to which it relates (or, if earlier, the date after which twenty-five percent (25%) of the period of service to which the performance goal relates has elapsed) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under Code Section 162(m), a “covered employee” is the Company’s chief executive officer and the three (3) other most highly compensated officers of the Company other than the chief financial officer.

The 2012 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) net sales, (ii) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company, (iii) expense levels, (iv) sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions, (v) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel, (vi) financing and other capital raising transactions (including sales of the Company’s equity or debt securities, factoring transactions), (vii) revenue growth or product revenue growth, (viii) gross profits, (ix) financial ratios, including those measuring liquidity, activity, profitability or leverage, (x) cost of capital or assets under management, (xi) operating income (before or after taxes), (xii) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), (xiii) revenue, (xiv) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property and establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)), (xv) co-development, co-marketing, profit sharing, joint venture or other similar arrangements, (xvi) pre- or after-tax income (before or after allocation of corporate overhead and bonus), (xvii) market share, (xviii) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents; passing pre-approval inspections (whether of the Company or third parties)), (xix) operating margins, gross margins or cash margin, (xx) earnings per share, (xxi) comparisons with various stock market indices, (xxii) stockholder equity, (xxiii) debt reduction, (xxiv) net income (before or after taxes), (xxv) reductions in costs, (xxvi) year-end cash, (xxvii) return on equity, (xxviii) cash flow or cash flow per share (before or after dividends), (xxix) working capital levels, including cash, inventory and accounts receivable, (xxx) total shareholder return, (xxxi) return on capital (including return on total capital or return on invested capital), (xxxii) research and development achievements, (xxxiii) return on assets or net assets, (xxxiv) cash flow return on investment, (xxxv) operating efficiencies, (xxxvi) economic value-added models or equivalent metrics, (xxxvii) success in recruitment of financial advisors, (xxxviii) customer growth and (xxxix) employee satisfaction. The performance criteria may be applicable to the Company, any parent or subsidiary of the Company, and/or any individual business units of the Company or any parent or subsidiary of the Company.

Transferability of Awards.  Our 2012 Plan allows for the transfer of awards under the 2012 Plan only (i) by will or (ii) by the laws of descent and distribution. Only the recipient of an award may exercise such award during his or her lifetime.

Certain Adjustments.  Subject to any required action by the shareholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the 2012 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted subject to awards to any participant, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction.  Effective upon the consummation of a Corporate Transaction, all outstanding awards under the 2012 Plan will terminate unless the awards are assumed in connection with the Corporate Transaction. In addition, except as provided otherwise in an individual award agreement:

•	For the portion of each award that was granted in lieu of a cash payment for all or a portion of a participant’s annual bonus and that is assumed or replaced, then such award (or replacement award or program) shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by the award upon the participant’s “separation from service” without “cause” or for “good reason” on or within eighteen (18) months after the Corporate Transaction.
•	For the portion of each award that was not granted in lieu of a cash payment for all or a portion of a participant’s annual bonus and that is assumed or replaced, then a pro-rated amount of the unvested shares or other consideration subject to such award (or replacement award or program) shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) upon the participant’s “separation from service” without “cause” or for “good reason” on or within eighteen (18) months after the Corporate Transaction.
•	For the portion of each award that is neither assumed nor replaced, such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such portion of the award, immediately prior to the specified effective date of such Corporate Transaction, provided that the participant’s service has not terminated prior to such date.

Change in Control.  Except as provided otherwise in an individual award agreement, in the event of a Change in Control, the portion of each award that was granted in lieu of a cash payment for all or a portion of a participant’s annual bonus shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by the award upon the participant’s “separation from service” without “cause” or for “good reason” on or within eighteen (18) months after the Change in Control. For the portion of each award that was not granted in lieu of a cash payment for all or a portion of a participant’s annual bonus, then a pro-rated amount of the unvested shares or other consideration subject to such award shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) upon the participant’s “separation from service” without “cause” or for “good reason” on or within eighteen (18) months after the Change in Control.

Amendment, Suspension or Termination of the 2012 Plan.  The Board may at any time amend, suspend or terminate the 2012 Plan. The 2012 Plan will terminate on November 22, 2021, unless earlier terminated by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the Company shall obtain shareholder approval of any such amendment to the 2012 Plan in such a manner and to such a degree as required.

New Plan Benefits

Generally, awards to be granted in the future under the 2012 Plan are at the discretion of the Administrator. As such, with the exception of grants that were made, subject to obtaining shareholder approval of the 2012 Plan, to certain executive officers as part of the Company’s biennial stock option grant cycle and annual grants planned to be made to the Company’s non-employee directors, it is not possible to determine the benefits or the amounts to be received under the 2012 Plan by the Company’s officers, employees, independent contractors registered representatives or non-employee directors.

The following table sets forth the number of contingent stock options that were granted to certain executive officers as part of the Company’s biennial stock option grant cycle and the restricted stock units that are intended to be awarded in 2012 to the then current non-employee directors under the 2012 Plan if the 2012 Plan is approved by the shareholders. Other future awards that may be granted in the discretion of the Administrator are not determinable.

New Plan Benefits Table

Raymond James Financial, Inc. 2012 Stock Incentive Plan

Name of Individual or Identity of Group and Position	Securities Underlying Stock Options Granted (#)	Weighted Average Exercise Price Per Share ($)	Number of Restricted Stock Units	Dollar Value ($) (1)
Paul C. Reilly	25,000	$27.10	—	$677,500
Chief Executive Officer
Dennis W. Zank	25,000	$27.10	—	$677,500
Chief Operating Officer
Jeffrey P. Julien	25,000	$27.10	—	$677,500
Executive VP, Finance Chief Financial Officer
All current executive officers, as a group (6 persons)	150,000	$27.10	—	$4,065,000
All non-employee directors, as a group (6 directors)	—	—	12,000	$325,200
All other employees (including all current officers who are not executive officers) as a group	0	$27.10	0	$0

(1)	based upon the closing price of our stock on November 22, 2011 ($27.10).

Federal Income Tax Consequences

The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-qualified Stock Options.  The grant of a non-qualified stock option under the 2012 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options.  The grant of an incentive stock option under the 2012 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights.  Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock.  A restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted Stock Units.  With respect to awards of RSUs, no taxable income is reportable when the RSUs are granted to a participant or upon vesting of the RSUs. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the RSUs. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Dividends and Dividend Equivalents.  Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

Cash Awards.  Upon receipt of cash, the participant will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by the Company. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

Tax Effect for the Company.  Unless limited by Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the 2012 Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

The Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Required Vote

Approval of the 2012 Stock Incentive Plan will require that the votes cast favoring approval of the 2012 Stock Incentive Plan exceed the votes cast opposing them.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 4:	TO APPROVE AN ADVISORY (NON-BINDING) RESOLUTION ON THE COMPANY’S EXECUTIVE COMPENSATION

As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required by Section 14A of the Securities Exchange Act to provide shareholders with an advisory vote on executive compensation. Although the vote is advisory and is not binding on the Board of Directors, the CGN&C Committee will take into account the outcome of the vote when considering future executive compensation decisions.

As discussed in the Compensation Discussion and Analysis beginning on page 17 of this proxy statement, the CGN&C Committee believes our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our non-employee shareholders and has helped contribute to the Company’s consistently positive earnings. Points to consider include:

•	We achieved record net revenues of $3,334.1 million and record net income of $278.4 million in fiscal 2011 despite a $41 million loss on the purchase from our clients of auction rate securities and the adverse effect of a low interest rate environment on our net interest income.
•	We do not have any agreements with our executive officers that provide for cash severance payments upon termination of employment or in connection with a change in control, though the RSUs granted since November 2010 contain a “double trigger” change in control acceleration of vesting provision. See “Separation and Change in Control Arrangements” under the Compensation Discussion and Analysis.
•	To even better align compensation with longer term results, the CGN&C Committee increased the portion of annual bonuses above $2 million that are to be paid in deferred equity, beginning with fiscal 2011 bonuses.
•	We encourage long-term stock ownership by our executive officers; members of our Executive Committee are expected to own 10,000 shares of our stock and hold 25% of the shares they obtain from equity awards for at least three years.
•	Our Board adopted a Compensation Recoupment Policy effective October 1, 2010 under which reimbursement of compensation paid (i) will be obtained from executive officers in the case of a financial restatement if the restated results would not support previously received incentive compensation and (ii) may be obtained from any employee in the case of materially inaccurate performance metric(s) if the revised performance metric would not support previously received incentive compensation.

For these reasons, the Board recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve the compensation of the Named Executive Officers, as disclosed in the proxy statement for the Company’s annual meeting of shareholders on February 23, 2012, pursuant to Item 402 of Regulation S-K (the compensation disclosure rules of the SEC), which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other related information.

The above referenced disclosures appear on pages 17 to 34 of this proxy statement.

Approval of the advisory (non-binding) resolution on the Company’s executive compensation will require that the votes cast favoring this resolution exceed the votes cast opposing it.

Because your vote on this Proposal is advisory, the results of the vote will not be binding on the Board. However, the Company’s CGN&C Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Proposals which shareholders intend to present at the 2013 Annual Meeting of Shareholders must be received by our Secretary no later than September 25, 2012 to be eligible for inclusion in the proxy material for that meeting or otherwise submitted at the meeting.

Management knows of no matter to be brought before the meeting which is not referred to in the Notice of Meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,
/s/ Paul L. Matecki, Secretary January 23, 2012

APPENDIX A

RAYMOND JAMES FINANCIAL, INC.
2012 STOCK INCENTIVE PLAN

1.  Purposes of the Plan.  The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Independent Contractors and to promote the success of the Company’s business.

2.  Definitions.  The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)  “Administrator” means the Board or the Committee.

(b)  “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)  “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the legal requirements of any applicable stock exchange or national market system, and the legal requirements of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d)  “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)  “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Cash-Based Award or other right or benefit under the Plan.

(f)  “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)  “Board” means the Board of Directors of the Company.

(h)  “Cash-Based Award” means an award entitling the Grantee to Shares that may or may not be subject to restrictions upon issuance or cash compensation, as established by the Administrator.

(i)  “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) continued failure to perform the duties and responsibilities of his or her position after there has been delivered to the Grantee a written demand for performance from the Company which describes the basis for the Company’s belief that the Grantee has not substantially performed his or her duties and the Grantee has not corrected such failure within thirty (30) days of such written demand; (ii) dishonesty, intentional misconduct, breach of a confidentiality agreement with the Company or a Related Entity or material breach of any other agreement with the Company or a Related Entity; (iii) breach of any fiduciary duty owed to the Company by the Grantee that has a material detrimental effect on the Company’s reputation or business; or (iv) conviction of, or plea of nolo contendere to, a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control actually occurs.

(j)  “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)  the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii)  a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

provided that, for purposes of Awards granted hereunder that are subject to Section 409A and with respect to which payment or settlement of the Awards would occur in connection with the transaction, the transaction must also constitute a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” (as defined in Section 409A) of the Company.

(k)  “Code” means the Internal Revenue Code of 1986, as amended.

(l)  “Committee” means the Corporate Governance, Nominating and Compensation Committee of the Board.

(m)  “Common Stock” means the common stock of the Company.

(n)  “Company” means Raymond James Financial, Inc. a Florida corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(o)  “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p)  “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Independent Contractor is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Independent Contractor, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Independent Contractor can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Independent Contractor, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Independent Contractor (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, the Administrator may determine that, in the event of any spin-off of a Related Entity, service as an Employee, Director or Independent Contractor for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(q)  “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)  a merger or consolidation in which the Company is not the surviving entity or a share exchange in which the Company becomes a subsidiary of another entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)  the complete liquidation or dissolution of the Company;

(iv)  any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)  acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction;

provided that, for purposes of Awards granted hereunder that are subject to Section 409A and with respect to which payment or settlement of the Awards would occur in connection with the transaction, the transaction must also constitute a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” (as defined in Section 409A) of the Company.

(r)  “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s)  “Director” means a member of the Board or the board of directors of any Related Entity.

(t)  “Disability” means, unless such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), a permanent and total disability as determined under the long-term disability plan of the Company or the Related Entity to which the Grantee provides services unless the Grantee is not a participant in such long-term disability plan or in the absence of such long-term disability plan, in which case, “Disability” means a mental or physical condition which totally and presumably permanently prevents the Grantee from engaging in any substantial gainful employment with the Company or the Related Entity to which the Grantee provides services prior to the inception of the disability; provided that, for purposes of Awards granted hereunder that are subject to Section 409A, “Disability” means a disability within the meaning of Code Section 409A(a)(2)(C) and Treasury regulation section 1.409A-3(i)(4), as each may be amended from time to time. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u)  “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock, provided that no such right may be granted with respect to Options or SARs. Dividend Equivalent Rights granted in connection with Restricted Stock or Restricted Stock Units that performance vest shall be held subject to the vesting of the underlying Restricted Stock or Restricted Stock Units.

(v)  “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)  If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)  In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith; or

(iv)  In lieu of the foregoing, the Administrator may, from time to time, select any other index or measurement that the Administrator determines in good faith represents an appropriate determination of the Fair Market Value per share of the Common Stock for purposes of the Plan.

(y)  “Good Reason” means, with respect to the termination by the Grantee of the Grantee’s Continuous Service, that such termination is for “Good Reason” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), or in the absence of such then-effective written agreement and definition, a termination within ninety (90) days following the end of the Cure Period (as defined below) as a result of the occurrence of any of the following without the Grantee’s written consent: (i) a material diminution of the Grantee’s authority, duties, or responsibilities, relative to the Grantee’s authority, duties, or responsibilities in effect immediately prior to such reduction; provided, however, that a reduction of authority, duties, or responsibilities that occurs solely as a necessary and direct consequence of the Company undergoing a Corporate Transaction or Change of Control and being made part of a larger entity will not be considered material; (ii) a material diminution by the Company in the Grantee’s total cash and equity-based compensation as in effect immediately prior to such reduction; or (iii) the relocation of the Grantee to a facility or a location more than fifty (50) miles from his or her then present location that requires the Grantee to commute more than fifty (50) miles one way; provided, however, that the Grantee must provide written notice to the Company of the condition that could constitute a “Good Reason” event within ninety (90) days of the initial existence of such condition and such condition must not have been remedied by the Company within thirty (30) days (the “Cure Period”) of such written notice.

(z)  “Grantee” means an Employee, Director or Independent Contractor who receives an Award under the Plan.

(aa)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(bb)  “Independent Contractor” means any person entering into a registered representative contractual relationship with the Company or a Related Entity.

(cc)  “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(dd)  “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 1 of the Exchange Act and the rules and regulations promulgated thereunder.

(ee)  “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ff)  “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg)  “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(hh)  “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award. With respect to Awards hereunder intended to qualify as Performance-Based Compensation, the Performance Period shall be any period of time that does not exceed sixty (60) months.

(ii)  “Plan” means this 2012 Stock Incentive Plan.

(jj)  “Predecessor Plans” means the Company’s 1996 Stock Option Plan for Key Management Personnel, 2007 Stock Option Plan for Independent Contractors, 2002 Incentive Stock Option Plan, Stock Option Plan for Outside Directors, 2005 Restricted Stock Plan, and 2007 Stock Bonus Plan.

(kk)  “Related Entity” means any Parent or Subsidiary of the Company.

(ll)  “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock or cash award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(mm)  “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator. Dividends payable with respect to Restricted Stock subject to performance vesting shall be held subject to the vesting of the underlying Shares.

(nn)  “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(oo)  “Retirement” means, unless such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity (including, but not limited to, the Award Agreement for a particular Award), (i) in the case of an Employee or Independent Contractor, a Grantee’s voluntary Separation from Service or involuntary Separation from Service other than for Cause from the Company or any Related Entity after (A) attainment of age 65 or (B) attainment of age 60 after fifteen (15) years of service with the Company or a Related Entity either as an Employee or Independent Contractor, and (ii) in the case of a non-employee Director, a Grantee’s voluntary Separation from Service from the Company after attainment of age 72 or twelve (12) years of service as a Director with the Company.

(pp)  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(qq)  “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(rr)  “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(ss)  “Separation from Service” means a termination of Continuous Service from the Company and its Related Entities; provided that, for purposes of Awards granted hereunder that are subject to Section 409A, a “Separation from Service” means a Grantee’s death, retirement or other termination of employment or service with the Company and its Related Entities (as determined in accordance with Code Section 409A(2)(A)(i) and Treasury regulation section 1.409A-1(h), as each may be amended from time to time).

(tt)  “Share” means a share of the Common Stock.

(uu)  “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  Stock Subject to the Plan.

(a)  Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is fifteen million four hundred thousand (15,400,000) Shares, plus the number of Shares that remain available for grants of awards under the Predecessor Plans as of the date the Plan is approved by the Company’s stockholders; provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is twenty-six million four hundred thousand (26,400,000) Shares. Notwithstanding the foregoing, any Shares issued in connection with Awards granted on or after the effective date of the Plan (as determined in accordance with Section 12) other than Options and SARs shall be counted against the limit set forth herein as two and eight-tenths (2.8) Shares for every one (1) Share issued in connection with such Award (and shall be counted as two and eight-tenths (2.8) Shares for every one (1) Share returned or deemed not have been issued from the Plan pursuant to Section 3(b) below in connection with Awards granted on or after the effective date of the Plan (as determined in accordance with Section 12) other than Options and SARs). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)  Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of an SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.

4.  Administration of the Plan.

(a)  Plan Administrator.

(i)  Administration with Respect to Directors and Officers.  With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by the Committee which shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.

(ii)  Administration With Respect to Independent Contractors and Other Employees.  With respect to grants of Awards to Employees or Independent Contractors who are neither Directors nor Officers of the Company, the Plan shall be administered by the Committee which shall be constituted in such a manner as to satisfy the Applicable Laws. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)  Administration With Respect to Covered Employees.  Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by the Committee which shall be comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee.

(iv)  Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)  Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)  to select the Employees, Directors and Independent Contractors to whom Awards may be granted from time to time hereunder;

(ii)  to determine whether and to what extent Awards are granted hereunder;

(iii)  to determine the number of Shares or the amount of cash or other consideration to be covered by each Award granted hereunder;

(iv)  to approve forms of Award Agreements for use under the Plan;

(v)  to determine the terms and conditions of any Award granted hereunder;

(vi)  to amend or waive the terms of any outstanding Award granted under the Plan, as to any Grantee or class of Grantees, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option,

SAR, Restricted Stock, or cash buyout or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;

(vii)  to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii)  to grant Awards to Employees, Directors and Independent Contractors employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan;

(ix)  to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate; and

(x)  to establish or to cause to be established a trust for purpose of purchasing Shares on the open market, holding such Shares and using such Shares to satisfy the Company’s obligations under grants of Restricted Stock Units; provided that, if the trust is established to satisfy the Company’s obligations with respect to grants of Restricted Stock Units to Participants resident in Canada, such trust may be structured to qualify as an “employee benefit plan” within the meaning assigned by the Income Tax Act (Canada).

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.  Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Independent Contractors. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Independent Contractor who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Independent Contractors who are residing in non-U.S. jurisdictions as the

Administrator may determine from time to time.

6.  Terms and Conditions of Awards.

(a)  Types of Awards.  The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Independent Contractor that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, Cash-Based Awards and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)  Designation of Award.  Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c)  Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) net sales, (ii) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company, (iii) expense levels, (iv) sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions, (v) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel, (vi) financing and other capital raising transactions (including sales of the Company’s equity or debt securities, factoring transactions), (vii) revenue growth or product revenue growth, (viii) gross profits, (ix) financial ratios, including those measuring liquidity, activity, profitability or leverage, (x) cost of capital or assets under management, (xi) operating income (before or after taxes), (xii) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), (xiii) revenue, (xiv) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property and establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)), (xv) co-development, co-marketing, profit sharing, joint venture or other similar arrangements, (xvi) pre- or after-tax income (before or after allocation of corporate overhead and bonus), (xvii) market share, (xviii) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents; passing pre-approval inspections (whether of the Company or third parties)), (xix) operating margins, gross margins or cash margins, (xx) earnings per share, (xxi) comparisons with various stock market indices, (xxii) stockholder equity, (xxiii) debt reduction, (xxiv) net income (before or after taxes), (xxv) reductions in costs, (xxvi) year-end cash, (xxvii) return on equity, (xxviii) cash flow or cash flow per share (before or after dividends), (xxix) working capital levels, including cash, inventory and accounts receivable, (xxx) total shareholder return, (xxxi) return on capital (including return on total capital or return on invested capital), (xxxii) research and development achievements, (xxxiii) return on assets or net assets, (xxxiv) cash flow return on investment, (xxxv) operating efficiencies, (xxxvi) economic value-added models or equivalent metrics, (xxxvii) success in recruitment of financial advisors, (xxxviii) customer growth and (xxxix) employee satisfaction. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be Performance-Based Compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be Performance-Based Compensation.

(d)  Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)  Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares, cash or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)  Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)  Individual Limitations on Awards.

(i)  Individual Limit for Options and SARs.  The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in each successive twelve (12) month period shall be Two Hundred Thousand (200,000) Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to a maximum of Four Hundred Thousand (400,000) Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii)  Individual Limit for Restricted Stock and Restricted Stock Units.  For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, with respect to each twelve (12) month period that constitutes or is part of each Performance Period, the maximum number of Shares that may be issued to a Grantee pursuant to such Awards shall be Two Hundred Thousand (200,000) Shares. In connection with a Grantee’s commencement of Continuous Service and with respect to a twelve (12) month period that constitutes or is part of a Performance Period that begins within twelve (12) months of such commencement, up to a maximum of Four Hundred Thousand (400,000) Shares may be issued to the Grantee. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. In addition, the foregoing limitations shall be prorated for any Performance Period consisting of fewer than twelve (12) months by multiplying such limitation by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12).

(iii)  Individual Limit for Cash-Based Awards.  For Cash-Based Awards that are intended to be Performance-Based Compensation, with respect to each twelve (12) month period that constitutes or is part of each Performance Period, the maximum amount that may be paid to a Grantee pursuant to such Awards shall be Five Million dollars ($5,000,000). The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. In addition, the foregoing limitation shall be prorated for any Performance Period consisting of fewer than twelve (12) months by multiplying such limitation by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12).

(h)  Deferral.  If the vesting or receipt of Shares or cash under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares or amount of cash subject to such Award will not be treated as an increase in the number of Shares or amount of cash subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i)  Early Exercise.  The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Independent Contractor to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j)  Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Option or SAR shall be no more than seven (7) years from the date of grant thereof and the term of an Award other than an Option or SAR shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k)  Transferability of Awards.  Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(l)  Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(m)  Additional Restrictions and Conditions.  Awards, and the Shares or cash issued or issuable thereunder, shall be subject to the restrictions and conditions set forth in the underlying contracts with the Grantee and/or set forth in the Award Agreement for such Awards.

7.  Award Exercise or Purchase Price, Consideration and Taxes.

(a)  Exercise or Purchase Price.  The exercise or purchase price, if any, for an Award shall be as follows:

(i)  In the case of an Incentive Stock Option:

(A)  granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)  granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)  In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)  In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)  In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v)  In the case of other Awards, such price as is determined by the Administrator.

(vi)  Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)  Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator.

(i)  In the case of an Award other than an Incentive Stock Option, in addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(A)  cash through the Grantee’s Raymond James brokerage account, which must contain sufficient funds or margin availability to cover the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award;

(B)  surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(C)  with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (1) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (2) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(D)  with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(E)  any combination of the foregoing methods of payment.

(ii)  In the case of an Incentive Stock Option, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(A)  cash through the Grantee’s Raymond James brokerage account, which must contain sufficient funds or margin availability to cover the consideration to be paid for the Shares to be issued upon exercise or purchase of the Incentive Stock Option; or

(B)  surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Incentive Stock Option shall be exercised.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)  Taxes.  No Shares or cash shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or cash. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award, if applicable, sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8.  Exercise of Award.

(a)  Procedure for Exercise.

(i)  Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)  An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(i)(C).

(b)  Exercise of Award Following Termination of Continuous Service.

(i)  An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)  Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)  Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.  Conditions Upon Issuance of Shares.

(a)  If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.  Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the numerical limits set forth in Section 6(g), as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.  Corporate Transactions and Changes in Control.

(a)  Termination of Award to Extent Not Assumed in Corporate Transaction.  Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)  Acceleration of Award Upon Corporate Transaction or Change in Control.

(i)  Corporate Transaction.  Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A)  for the portion of each Award that was granted in lieu of a cash payment for all or a portion of a Grantee’s annual bonus (as determined by the Administrator and designated in the Award Agreement) and that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such Assumed or Replaced portion of the Award, immediately upon the Grantee’s Separation from Service if such service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within eighteen (18) months after the Corporate Transaction; and

(B)  for the portion of each Award that was not granted in lieu of a cash payment for all or a portion of a Grantee’s cash annual bonus and that is Assumed or Replaced, then a pro-rated amount of the unvested Shares or other consideration subject to such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) immediately upon the Grantee’s Separation from Service if such service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within eighteen (18) months after the Corporate Transaction. For this purpose, the pro-rated amount will be determined by comparing completed, full months of service, if any, since the grant date of the Award to the vesting schedule or restricted period set forth in the Award Agreement; and

(C)  for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date. For Awards that have an exercise feature, the portion of the Award that is not Assumed shall terminate under subsection (a) of this Section 11 to the extent not exercised prior to the consummation of such Corporate Transaction.

(ii)  Change in Control.  Except as provided otherwise in an individual Award Agreement, in the event of a Change in Control and:

(A)  for the portion of each Award that was granted in lieu of a cash payment for all or a portion of a Grantee’s annual bonus (as determined by the Administrator and designated in the Award Agreement), then such Award automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such Award, immediately upon the Grantee’s Separation from Service if such service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within eighteen (18) months after the Change in Control; and

(B)  for the portion of each Award that was not granted in lieu of a cash payment for all or a portion of a Grantee’s cash annual bonus, then a pro-rated amount of the unvested Shares or other consideration subject to such Award automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) immediately upon the Grantee’s Separation from Service if such service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason on or within eighteen (18) months after the Change in Control. For this purpose, the pro-rated amount will be determined by comparing completed, full months of service, if any, since the grant date of the Award to the vesting schedule or restricted period set forth in the Award Agreement.

(c)  Effect of Acceleration on Incentive Stock Options.  Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12.  Effective Date and Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.  Amendment, Suspension or Termination of the Plan.

(a)  The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).

(b)  No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)  No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.  Reservation of Shares.

(a)  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.  No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause including, but not limited to, Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16.  No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.  Stockholder Approval.  The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18.  Unfunded Obligation.  Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.  Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20.  Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

Raymond James Financial, Inc.

INTERNET
http://www.proxyvoting.com/rjf
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2 THROUGH 4.

Please mark your votes as indicated in this example ☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
1. TO ELECT 10 DIRECTORS: To hold office until the next annual meeting. (Shareholders may vote for or withhold their vote from all nominees as a group, or vote for or withhold their vote from the individual nominees.)	☐	☐	☐

Nominees:

01 Shelley G. Broader	06 Gordon L. Johnson
02 Francis S. Godbold	07 Paul C. Reilly
03 H. William Habermeyer, Jr.	08 Robert P. Saltzman
04 Chet Helck	09 Hardwick Simmons
05 Thomas A. James	10 Susan N. Story

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ______________________________

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company's independent registered public accounting firm.	☐	☐	☐
3. To approve the 2012 Stock Incentive Plan.	☐	☐	☐
4. To approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

This Proxy is authorized to vote in accordance with his judgement upon such other business as may properly come before the meeting.

Mark Here for Address Change or Comments SEE REVERSE ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ______________________ Signature ______________________ Date ____________

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

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PROXY

RAYMOND JAMES FINANCIAL, INC.

880 CARILLON PARKWAY, ST. PETERSBURG, FL 33716

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy previously granted and appoints Thomas A. James and Paul C. Reilly, or either of them as Proxy, each with the power to appoint his substitute, and hereby authorizes either to represent and to vote as designated herein, all the shares of Common Stock of Raymond James Financial, Inc. held of record by the undersigned on December 16, 2011 at the annual meeting of shareholders to be held on February 23, 2012, or any adjournment thereof. This proxy when executed, will be voted in the manner directed herein by the undersigned shareholder. **Any executed but unmarked proxies will be voted in favor of proposals 1, 2, 3 and 4.**

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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